UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 6
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                VHS NETWORK, INC.
                           (Exact name of Registrant)

FLORIDA                                                            5-0656668
--------------------       -----------------------------        ----------------
(State or jurisdiction of   Primary Standard Industrial       6I.R.S. Employer
incorporation or           (Classification Code Number)     (Identification No.)
organization)


                           5170 DIXIE ROAD, SUITE 301
                          MISSISSAUGA, ONTARIO, CANADA
                               TEL:(905) 238-9398
                               FAX:(905) 238-9119
          (Address and telephone number of principal executive offices)


                        Copies of all Communications to:

                              Stewart & Associates

                      1 First Canadian Place, P.O. Box 160
                         Suite 700, 100 King Street West
                            Toronto, Ontario, Canada
                               Tel: (416) 368-7881
                               Fax: (416) 368-7805

Approximate date of proposed sale to the public: from time to time after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                     Proposed
   Title of each Class of        maximum aggregate             Amount of
Securities to be Registered        offering price           registration fee
================================================================================
      Common Shares(1)             $ 2,073,167(2)              $ 547.32
================================================================================

(1) Consists of 3,755,828 issued and outstanding shares of Common Stock, and 3,074,984 shares issuable upon exercise of options and other conversion privileges to acquire Common Stock.
(2) Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

VHSN hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until VHSN shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
February 14, 2001

                                VHS NETWORK, INC.

                        6,830,812 Shares of Common Stock

         The Selling Securityholders identified in this Prospectus are selling up to 6,830,812 common shares in the capital of VHS Network, Inc. ("VHSN"). Of such shares, 3,755,828 are currently outstanding and 3,074,984 shares will be issued upon exercise of options and other conversion rights which have been granted to certain Selling Securityholders. The shares were issued, or are issuable upon conversion or exercise of securities which were issued, by VHSN in private placement transactions.

         The Selling Securityholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. VHSN will not receive any part of the proceeds from the sale of these shares by the Selling Securityholders. However, VHSN may receive up to $104,730.50 in the event all of the options are exercised.

         VHSN's common stock was quoted on the NASD OTCBB under the trading symbol "VHSN" until May 18, 2000 and now trades on the Pink Sheets.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on Page 5.

The Securities and Exchange Commission has not approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

TABLE OF CONTENTS

                                                                            PAGE

The Offering...................................................................5
Principal Office...............................................................5
Risk Factors...................................................................5
     Limited History of Operations; History of Losses..........................5
     Internet Start-up Company.................................................5
     Loss of VHSN's Key Management.............................................6
     Voting Control of Officers and Director...................................6
     Limited Market for Stock..................................................6
     Volatile Stock Price......................................................6
     Stockholders' Equity (Deficit)............................................7
Use of Proceeds................................................................7
Selling Securityholders........................................................7
Plan of Distribution...........................................................8
Legal Proceedings..............................................................9
Directors, Executive Officers, Promoters and Control Persons..................10
Security  Ownership  of  Certain Beneficial Owners and Management.............11
Description of Securities.....................................................13
Disclosure of Commission Position of Indemnification..........................15
Description of Business.......................................................16
Management's Discussion and Analysis of Financial Condition
and Results of Operations.....................................................21
Description of Property.......................................................23
Certain Relationships and Related Transactions................................24
Market for Common Equity and Related Stockholder Matters......................24
Executive Compensation........................................................26
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure..........................................................28
Financial Statements..........................................................28

THE OFFERING

Securities Offered by Selling Securityholders                   6,830,812 Shares
      Issued and outstanding (3,755,828)
     Underlying shares of options
     and conversion privileges (3,074,984)


Common Stock Outstanding Prior to the Offering                 19,560,268 Shares

Risk Factors                                                   This Offering
                                                               involves a high
                                                               degree of risk.
                                                               See "Risk
                                                               Factors".

PRINCIPAL OFFICE

Principal Office and Telephone Number
VHS NETWORK, INC.
5170 Dixie Road, Suite 301
Mississauga, Ontario
CANADA L4W 1E3
TEL: (905) 238-9398
FAX: (905) 238-9119
email: elwinc@groupmark.com

RISK FACTORS

Limited History of Operations; History of Losses

VHSN and its subsidiaries have a limited history of operations with periods of net operating losses. According to VHSN's audited financial statements for the years ended December 31, 1998 and 1999, VHSN had a net loss of $816,446 and $525,377, respectively, on revenues of $0. VHSN continued to operate at a loss during the nine month period ended September 30, 2000, with a net loss of $674,666 on revenues of $0.

Internet Start-up Company

VHSN's operations are subject to the risks and competition inherent in the competitive field of Internet start-up companies. Internet start-up companies have difficulty targeting and identifying their markets and have little or no resources to target businesses that comprise their market. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors including the acceptance of Internet commerce and the ability of VHSN to launch its electronic commerce business.

Loss of VHSN's Key Management

VHSN depends upon the efforts of Elwin Cathcart, its Chairman and Chief Executive Officer as well as other key management personnel. Their experience and industry-wide contacts significantly benefit VHSN. The loss of the services of these individuals could have a material adverse effect on VHSN's business, financial condition and results of operations. There is no assurance that VHSN will be able to maintain and achieve its growth objectives should it lose any of its key management members' services.

Voting Control of Officers and Directors

VHSN's executive officers and directors beneficially own a significant percentage of the outstanding shares of common stock. Mr. Cathcart beneficially owns or controls over 47% of the outstanding shares of common stock. VHSN's officers and directors currently are, and in the foreseeable future will continue to be, in a position to control VHSN by being able to nominate and elect VHSN's board of directors. The board of directors establishes corporate policies and has the sole authority to nominate and elect VHSN's officers to carry out those policies. Prospective investors therefore will have limited participation in VHSN's affairs.

Limited Market for Stock

VHSN's common stock was quoted on the NASD Over-the-Counter Bulletin Board until on or about May 18, 2000 and is currently trading on the Pink Sheets. Trading has been limited and it is uncertain as to whether a more regular trading market will develop. Since the shares are not currently listed on a national exchange, they are subject to Rule 15g-9 under the Securities Exchange Act of 1934. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, the rule affects the ability of broker-dealers to sell the shares and thus prospective investors may find it difficult to re-sell their shares.

Volatile Stock Price

As of the date of this Prospectus, there were 19,560,268 outstanding shares of common stock of which approximately 5,916,575 shares were eligible for public trading. The trading market for VHSN's common stock may be adversely affected by the subsequent influx into the market of the 6,830,812 shares of common stock being registered for resale hereunder. This increase in the number of shares available for public sale, or even the potential of such sales, could decrease the market price of the shares.

Stockholders' Equity (Deficit)

Total shareholders' deficit for the year ended December 31, 1999 was $1,960,929 and for the period ended September 30, 2000 total shareholders' deficit was $336,477. In the event of a dissolution or wind up, VHSN would return little or no net assets to the shareholders.

USE OF PROCEEDS

VHSN will not receive any proceeds upon the sale of shares by the Selling Securityholders. However, this Prospectus relates to the sale of up to 2,000,000 shares of VHSN's common stock that may be issued in the event of the exercise of outstanding options held by Selling Securityholders. If all such options are exercised, VHSN would receive proceeds of $104,730.50. Such proceeds would be used for working capital.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer all or part of their shares for resale from time to time. However, the Selling Securityholders are under no obligation to either (a) exercise the Selling Securityholders' options and/or conversion privileges, as the case may be, or (b) if exercised, to sell all or any portion of such shares of common stock immediately under this Prospectus. Therefore, no estimate can be given as to the number of shares of common stock that are or will be held by any Selling Securityholder without making certain assumptions.

Table 1 below sets forth the name of each Selling Securityholder; the maximum number of shares of common stock beneficially owned by such Selling Securityholder as of the date of this Prospectus, (assuming the exercise of options or conversion privileges into shares of common stock); the number of shares being offered for sale by each Selling Securityholder; and the number of shares beneficially owned by such Selling Securityholder after this offering (assuming the sale of all shares of common stock by the Selling Securityholder following the date of this Prospectus).

All expenses of the registration of the common stock on behalf of the Selling Securityholders are being borne by VHSN. The costs are summarized as follows:

              ---------------------------------------- ---------------------
              Item                                     Cost
              ---------------------------------------- ---------------------
              Registration Fee                         $547.32
              ---------------------------------------- ---------------------
              Federal Taxes                            0
              ---------------------------------------- ---------------------
              State Taxes and Fees                     0
              ---------------------------------------- ---------------------
              Transfer Agent's Fees                    0
              ---------------------------------------- ---------------------
              Printing and Engraving*                  $5,000
               ---------------------------------------- ---------------------
              Legal Fees*                              $25,000
               ---------------------------------------- ---------------------
              Accounting Fees*                         $10,000
              ---------------------------------------- ---------------------
              * estimated amount

 Table 1

  -------------------------------- -------------------- --------------------- ---------------------
      Selling Securityholder        Maximum Number of     Number of Shares      Number of Shares
                                      Shares Owned         Being Offered        Owned After the
                                     Before Offering                                Offering
  -------------------------------- -------------------- --------------------- ---------------------
  Groupmark Canada Limited(1)           7,900,000             408,809             7,491,191
                                                                                    (38.2%)
  -------------------------------- -------------------- --------------------- ---------------------
  Elwin Cathcart(1)                     1,370,000             204,519             1,165,481
                                                                                     (5.9%)
  -------------------------------- -------------------- --------------------- ---------------------
  David J. Smelsky(2)                     685,000             279,711               405,289
                                                                                       (2%)
  -------------------------------- -------------------- --------------------- ---------------------
  Thomas Roberts(3)                       500,000             204,519               295,481
                                                                                     (1.5%)
  -------------------------------- -------------------- --------------------- ---------------------
  Forte Management Corp.                1,500,000           1,500,000                     0
  -------------------------------- -------------------- --------------------- ---------------------
  Gang Chai(4)                          1,048,502             428,878              616,6240
                                                                                     (3.1%)
  -------------------------------- -------------------- --------------------- ---------------------
  Qin Lu Chai(4)                        1,048,498             428,876               619,622
                                                                                     (3.1%)
  -------------------------------- -------------------- --------------------- ---------------------
  QingWang                              1,022,000           1,022,000                     0
  -------------------------------- -------------------- --------------------- ---------------------
  Tai Xue Shi                           1,022,000           1,022,000                     0
  -------------------------------- -------------------- --------------------- ---------------------
  Charles He(5)                         1,274,000           1,274,000                     0
  -------------------------------- -------------------- --------------------- ---------------------
  Alexander Stewart(6)                     50,000              50,000                     0
  -------------------------------- -------------------- --------------------- ---------------------
  Hofheimer Gartlir & Gross                 7,500               7,500                     0
  LLP(7)
 -------------------------------- -------------------- --------------------- ----------------------
               Total                                              (8)
  -------------------------------- -------------------- --------------------- ---------------------

(1) Elwin Cathcart is a director and officer of VHSN as well as a director, officer and sole shareholder of Groupmark Canada Limited. The 204,519 shares being registered by Elwin Cathcart consist of issued and outstanding common shares.

(2) David Smelsky is a director and officer of VHSN. The 279,711 shares being registered by David Smelsky consist of 185,000 issued and outstanding shares and 94,711 shares underlying options to purchase common shares at an exercise price of $0.35 per share expiring December 31, 2001.

(3)   Thomas Roberts is a director of VHSN.

(4) Gang Chai is a director of VHSN. Each of Gang Chai and Qin Lu Chai are registering 350,000 common shares that are issued and outstanding. Gang Chai and Qin Lu Chai are also registering 78,878 shares and 78,876 shares respectively, underlying conversion privileges. (See footnotes 4 and 5 of Table 3).

(5) Charles He was an employee of Groupmark Canada Limited and provided services to VHSN pursuant to the management agreement between Groupmark and VHSN until he left VHSN in August, 2000 (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS")

(6) Alexander Stewart is the principal of the law firm Stewart & Associates which provides legal services to VHSN.

(7) Hofheimer Gartlir & Gross is a law firm that provided legal services to VHSN.

(8) This figure includes 299,230 options outstanding; 2,775,754 common shares of VHSN into which 2,775,754 Class B Special Shares of China eMall Corporation (a subsidiary of VHSN) are exchangeable (See "DESCRIPTION OF BUSINESS - China eMall Business"); and 3,755,828 issued and outstanding common shares of VHSN.

PLAN OF DISTRIBUTION

The sale of the common stock by the Selling Securityholders may be effected from time to time in various transactions (which may include block transactions by or for the account of the Selling Securityholders). Alternatively, the Selling Securityholders may from time to time offer such securities through dealers or agents. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales or securities.

The securities offered by the Selling Securityholders may be sold by one or more of the following methods, including without limitation (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principals to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions where the broker solicits purchases; and
(d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933 with respect to the securities offered, and any profits realized or commission received may be deemed underwriting compensation.

At the time a particular offer of the securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares of common stock purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

VHSN has informed the Selling Securityholders that the anti-manipulative rules under the Securities and Exchange Act of 1934, including Regulation M thereunder, may apply to their sales in the market and have furnished each of the Selling Securityholders with a copy of these rules.

VHSN has also informed the Selling Securityholders of the need for delivery of copies of this Prospectus in connection with any sale of securities registered hereunder.

LEGAL PROCEEDINGS

VHSN is aware that the Internal Revenue Service subpoenaed records from its transfer agent. Through discussions with the IRS, VHSN has been informed that the IRS is investigating a former director of a corporation that merged with VHSN.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Elwin D. Cathcart

Mr. Cathcart, age 73, has been a director and Chief Executive Officer of VHSN since April 1997. Over the last 5 years, Mr. Cathcart has also been serving as Chairman and Chief Executive Officer of Groupmark Canada Limited, a private marketing company specializing in direct mail service products which he founded in 1970. From 1970 to 1972, Mr. Cathcart served as President of the Canadian Direct Mail Marketing Association, a Toronto based company he helped found in 1969, and where he continues to serve in an advisory capacity as a Life Member. From 1960 to 1970, Mr. Cathcart served as National Sales Manager for Canada and then became National Sales Manager for the United States, for a private direct mail marketing company known as R.L. Polk & Co., located in Detroit, Michigan. Mr. Cathcart has served on the board of several public companies including Equity Investment Corp., a financial marketing company; TelSoft Mobile Data Inc., a company which purchased priority software for Motorola; The Equity Group, a holding company for Equity Investments Corp. and TelSoft Mobile Data Inc.; and Pacific Gold Corp., a west coast mining company. Mr. Cathcart attended Riverdale College from 1942 to 1943 and received a Bachelors Degree in Industrial Design from Ontario College of Art in 1950.

Thomas Roberts

Mr. Roberts, age 64, has been a director of VHSN since December, 1996. For the past 37 years he has been an accountant in private practice. Mr. Roberts attended Alberson Graughon College and the University of Alabama Birmingham in 1954 and 1955, respectively.

David Smelsky

Mr. Smelsky, age 42, has been an officer and a director of VHSN since April 1997. Mr. Smelsky was the Chief Financial Officer of Groupmark Canada Limited from November 1994 to October 1999. Since October 1999 he has been the Manager of Finance and Administration for Halton Hills Hydro Commission. Mr. Smelsky received his certificate as Certified Management Accountant of Ontario in 1985.

Gang Chai

Dr. Chai, age 41, obtained his Bachelor and Masters in geoscience from China University in 1987 and 1985, respectively. After moving to Canada in 1987, Dr. Chai attended University of Toronto where he received a Ph.D. in economic geology in 1992. Dr. Chai has been a director of VHSN since April 12, 2000. Prior to founding China eMall Corporation in 1994, Dr. Chai worked for private Canadian companies, and both the Ontario and federal governments. Dr. Chai is a director and Chief Executive Officer of McVicar Minerals Ltd., which he founded in 1997. McVicar Minerals Ltd. trades on the Canadian Venture Exchange under the symbol MVR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Officers

Table 2 sets forth certain information regarding the number and percentage of shares of VHSN's common stock beneficially owned or deemed to be owned by the officers and directors of VHSN, individually and as a group based on 19,560,268 common shares outstanding on January 4, 2001. VHSN believes that the individuals listed below have the sole power to vote and dispose of the number of shares set forth opposite their respective names unless otherwise indicated. No preferred shares are outstanding as of the date hereof.

 Table 2

  ---------------- -------------------------------- ------------------------ --------------------
  Title of Class   Name and Address of Beneficial    Amount and Nature of        Percentage
                                Owner                  Beneficial Owner           of Class
  ---------------- -------------------------------- ------------------------ --------------------
                   Elwin D.
  Common           Cathcart                              9,270,000(1)                47.3%
                   1400 Dixie Road
                   Mississauga, Ontario L5E 3E1
  ---------------- -------------------------------- ------------------------ --------------------
                   Gang Chai
  Common           89 Drewry Avenue                      1,048,502(2)                 5.3%
                   Toronto, Ontario M2M 1E1
  ---------------- -------------------------------- ------------------------ --------------------
                   David
  Common           Smelsky                                 685,000(3)                 3.5%
                   RR#4 Rockwood, Ontario
                   Canada  N0B 2K0
  ---------------- -------------------------------- ------------------------ --------------------
                   Thomas
  Common           Roberts                                 500,000(4)                 2.5%
                   P.O. Box 128
                   Fayette AL  35555
  ================ ================================ ======================== ====================
  Common           All officers and directors as           11,503,502                58.8%
                   a Group (4 individuals)
  ---------------- -------------------------------- ------------------------ --------------------

(1) Consists of 7,900,000 common shares owned by Groupmark Canada Limited which is a wholly owned corporation of Elwin D. Cathcart; 370,000 common shares held directly by Elwin D. Cathcart and options to purchase 1,000,000 common shares granted to Elwin D. Cathcart (750,000 options at an exercise price of $0.40 expiring December 31, 2002 and 250,000 options at an exercise price of $0.35 expiring December 31, 2001).

(2) Consists of 350,000 common shares and conversion privileges of Class B Special Shares of China eMall Corporation, into 698,502 common shares. VHSN acquired China eMall Corporation pursuant to a share exchange agreement wherein the shareholders of China eMall including, Dr. Chai, received Class B Special Shares of China eMall Corporation that are exchangeable on a one for one basis into common shares of VHSN. (See "DESCRIPTION OF BUSINESS - Acquisition of China eMall")

(3) Consists of options to purchase 500,000 common shares (250,000 options at an exercise price of $0.40 expiring December 31, 2002 and 250,000 options at an exercise price of $0.35 expiring December 31, 2001) and 185,000 common shares.

(4) Consists of options to purchase 500,000 common shares (250,000 options at an exercise price of $0.40 expiring December 31, 2002 and 250,000 options at an exercise price of $0.35 expiring December 31, 2001).

     Shareholders Owning Over 5%

     Table 3 sets forth certain information regarding the number and percentage of shares of VHSN's common stock owned or deemed to be owned by any person known by VHSN to be the beneficial owner of more than five percent of VHSN's common shares based upon 19,560,268 common shares outstanding on January 4, 2001. VHSN believes that the individuals listed below have the sole power to vote and dispose of the number of shares set forth opposite their respective names.

     Table 3

     ------------- ------------------------------------- -------------------- --------------------
                                                          Amount and Nature
     Shares        Name and Address of Beneficial Owner  of Beneficial Owner      Percentage
                                                                                   of Class
     ------------- ------------------------------------- -------------------- --------------------
     Common        Elwin D.
                   Cathcart                                 9,270,000(1)             47.3%
                   1400 Dixie Road
                   Mississauga, Ontario
                   Canada L5E 3E1
     ------------- ------------------------------------- -------------------- --------------------
     Common        Rogue-Mountain Corp.
                   (8)             13065 Riverdale            1,259,993              6.4%
                   Drive NW          Coon Rapids, MN
                   55448
     ------------- ------------------------------------- -------------------- --------------------
     Common        Forte Management Corp. (9)
                   Buckingham Square, Penthouse             1,500,000(2)             7.6%
                   West Bay Road, SMB
                   P.O. Box 1159GT
                   West Bay Road, SMB
                   Grand Cayman, Cayman Islands, BWI
     ------------- ------------------------------------- -------------------- --------------------
     Common        Charles He
                   56 Temperance Street, Suite 501        1,274,000(3) (10)          6.5%
                   Toronto, Ontario
                   Canada, M5H 3V5
     ------------- ------------------------------------- -------------------- --------------------
                   Gang Chai
     Common        89 Drewry Avenue                       1,048,502(4) (10)          5.4%
                   Toronto, Ontario
                   Canada  M2M 1E1
     ------------- ------------------------------------- -------------------- --------------------
                   Qin Lu Chai
     Common        89 Drewry Avenue                       1,048,498(5) (10)          5.3%
                   Toronto, Ontario
                   Canada  M2M 1E1
     ------------- ------------------------------------- -------------------- --------------------
                   Qing Wang
     Common        18 Hollywood Ave.                      1,022,000(6) (10)          5.2%
                   Suite 900
                   North York, Toronto
                   Canada   M4P 2B1
     ------------- ------------------------------------- -------------------- --------------------
                   Tai Xue Shi
     Common        18 Hollywood Ave.                      1,022,000(7) (10)          5.2%
                   Suite 900
                   North York, Toronto
                   Canada   M4P 2B1
     ------------- ------------------------------------- -------------------- --------------------

(1) Consists of 7,900,000 common shares owned by Groupmark Canada Limited which is a wholly owned corporation of Elwin D. Cathcart, 370,000 issued and outstanding common shares held by Elwin D. Cathcart and options to purchase 1,000,000 shares granted to Elwin D. Cathcart (750,000 options at an exercise price of $0.40 expiring December 31, 2002 and 250,000 options at an exercise price of $0.35 expiring December 31, 2001).

(2)      Consists of 1,500,000 issued and outstanding common shares.
(3) Consists of conversion privileges of 1,274,000 Class B Special Shares of China eMall Corporation exchangeable into 1,274,000 common shares of VHSN.

(4) Consists of conversion privileges of 698,502 Class B Special Shares of China eMall Corporation exchangeable into 698,502 common shares of VHSN and 350,000 common shares of VHSN.

(5) Consists of conversion privileges of 698,498 Class B Special Shares of China eMall Corporation exchangeable into 698,498 common shares of VHSN and 350,000 common shares of VHSN.

(6) Consists of conversion privileges of 672,000 Class B Special Shares of China eMall Corporation exchangeable into 672,000 common shares of VHSN and 350,000 common shares of VHSN.

(7) Consists of conversion privileges of 672,000 Class B Special Shares of China eMall Corporation exchangeable into 672,000 common shares of VHSN and 350,000 common.

(8) The principal beneficial owner of Rogue-Mountain Corp. is David Sorensen. The transfer agent for VHSN shows Rogue-Mountain Corp. as the registered owner of 1,259,993 common shares however VHSN has been informed by Rogue-Mountain Corp. that it is only the beneficial owner of approximately 50,000 common shares.

(9) The principal beneficial owners of Forte Management Corp. are Leif Bristow of Toronto, Ontario and Alexander Bristow of Bali.

(10) VHSN acquired China eMall Corporation pursuant to a share exchange agreement wherein the shareholders of China eMall received Class B Special Shares of China eMall that are exchangeable on a one-for-one basis into common shares of VHSN for no further consideration. (See "DESCRIPTON OF BUSINESS - Acquisition of China eMall").

DESCRIPTION OF SECURITIES

Authorized Capital

VHSN is presently authorized to issue 100,000,000 common shares with a par value of $0.001 and 25,000,000 preferred shares with a par value of $0.001. As of January 26, 2001 there were 19,560,268 common shares issued and outstanding and nil preferred shares issued and outstanding.

Common Shares

Each common share entitles the holder thereof to one vote on each matter with respect to which shareholders have the right to vote, to fully participate in all shareholder meetings, and to share ratably in the net assets of VHSN upon liquidation or dissolution, but each such share shall be subject to the rights and preferences of the preferred shares.

Preferred Shares

The articles of incorporation of VHSN provide that preferred shares may be issued from time to time in one or more series. The holders of shares of each series are entitled to receive cash dividends and at such rate per annum as declared by the board of directors. The preferred shares are redeemable at the option of VHSN. No preferred shares have been issued as of the date hereof.

Options to Purchase Common Shares

In 1997 VHSN granted 250,000 stock options to each of the three directors, Elwin Cathcart, David Smelsky and Thomas Roberts with an exercise price of $0.35 per share. The options vested immediately and expire on December 31, 2001.

In 1998 VHSN granted 250,000 stock options to each of David Smelsky and Thomas Roberts, and 750,000 stock options to Elwin Cathcart at an exercise price of $0.40 per share. The options vested immediately and expire on December 31, 2002.

The stock options were non-qualified stock options. The options were granted at the fair market value of the stock as determined by the board of directors.

Warrants

On April 12, 2000 VHSN completed a private placement of 1 unit of VHSN for aggregate proceeds of $110,000. The unit consisted of:

(i)      550,000 common shares of VHSN;

(ii) 400,000 class A share purchase warrants each exercisable for one common share of the Corporation at an exercise price of $0.35 per common share expiring on June 11, 2000;

(iii) 500,000 class B share purchase warrants each exercisable for one common share of the Corporation at an exercise price of $0.50 per common share expiring on July 11, 2000;

(iv) 200,000 class C share purchase warrants each exercisable for one common share of the Corporation at an exercise price of $0.60 per common share expiring on August 10, 2000; and

(v) 125,000 class D share purchase warrants each exercisable for one common share of the Corporation at an exercise price of $0.95 per common share expiring on October 9, 2000.

Each warrant is exercisable into one fully paid and non-assessable common share of VHSN upon completion and execution of a subscription agreement and payment of the appropriate purchase price. The terms of the warrants provide that the warrants are transferable only in accordance with the provisions of the securities legislation of the jurisdiction in which such transfer shall take place and include an anti-dilution provision in the case of a subdivision, consolidation or other change in number of common shares or any reorganization, merger, amalgamation, dissolution or sale of all or substantially all of VHSN's assets, so as to maintain the relative rights of the warrant holder to purchase a number of common shares equal to the number of common shares of VHSN represented by such warrant certificate had such event not taken place.

As of October 9, 2000, Forte Management Corp. had exercised 250,000 warrants for aggregate proceeds to VHSN of $105,000 and the remaining 975,000 warrants expired unexercised.

Dividends

VHSN does not have a formal stock option plan however stock options have been granted to its officers and directors.

Dividends, if any, will be contingent upon VHSN's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of VHSN's board of directors. VHSN presently intends to retain all earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

VHSN's articles of incorporation and by-laws provide that VHSN shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employee or agent of VHSN, or is or was serving in a similar capacity at the request of VHSN, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of VHSN, in accordance with, and to the full extent permitted by law.

Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of VHSN pursuant to the foregoing provisions or otherwise, VHSN has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by VHSN of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, VHSN will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Business Development

Incorporation

VHSN,  a  Florida  corporation,   was  incorporated   pursuant  to  articles  of
incorporation dated December 18, 1995, under the name Ronden Vending Corp.

Acquisition of Video Home Shopping, Inc.

On December 24, 1996 and January 9, 1997, VHSN (then called Ronden Vending Corp.) completed a two step merger transaction that resulted in the acquisition of Video Home Shopping, Inc. (a Tennessee corporation). At the time, Video Home Shopping, Inc. was a network marketing and distribution company which offered a wide range of products and services to consumers through the medium of video tape. It was intended that video home shopping be the principal focus of VHSN's business however after the merger VHSN decided not to continue with the business operations of Video Home Shopping, Inc. and became inactive.

Name Change

On January 9, 1997, articles of amendment were filed to change the name of VHSN from Ronden Vending Corp. to VHS Network, Inc.

Acquisition of VHS Network Inc.

On April 9, 1997, VHSN incorporated VHS Acquisition, Inc. as a wholly-owned subsidiary. In April, 1997, VHSN completed a transaction that resulted in the acquisition of, VHS Network Inc., (a Manitoba, Canada private corporation). The sole shareholder of VHS Network Inc. (the Manitoba corporation) was Groupmark Canada Limited ("Groupmark"). Groupmark received 8,000,000 common shares of VHSN and a secured promissory note for $500,000 and thus became the controlling shareholder of VHSN. As a result of the transaction all the directors of VHSN, except Thomas Roberts resigned and Elwin D. Cathcart and David Smelsky were appointed directors of VHSN.

Rule 504 Offering (1997/1998)

On or about April 28, 1997, VHSN, under its current management, commenced a private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933. VHSN raised proceeds of $416,492.50 under this offering.

Share Combination

On November 20, 1997, the board of directors of VHSN approved the combination (consolidation) of its issued and outstanding common shares on a basis of 1 new post-combination share for every 20 pre-combination shares. The share combination was effected by a written action of the board of directors without shareholder approval and did not require an amendment to the articles.

Acquisition of Lithographic Prints

On May 14, 1998, VHSN issued 1,399,992 common shares to Rogue-Mountain Corp. in an arm's length transaction for the purchase of inventory for resale valued at $139,999. The inventory consists of full colour lithographic prints from a sold out limited edition release, "The Andover Series" by artist Jim Perleberg. As of October 18, 2000 none of this inventory has been sold.

Rule 504 Offering (1999/2000)

In December, 1999, VHSN commenced another private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933 and section 203 (t) of the Pennsylvania Securities Act of 1972. VHSN raised proceeds of $950,000 pursuant to this offering and issued shares for services valued at $50,000. This offering terminated in March, 2000.

Acquisition of China eMall

On April 12, 2000, VHSN acquired all the issued and outstanding common shares of China eMall Corporation, an Ontario private company. Although the form of the transaction was a purchase of all the issued and outstanding common shares of China eMall, the substance of the transaction was a purchase of certain assets of China eMall. China eMall is an emerging business-to-business e-commerce internet company. (See "China eMall Business" below).

VHSN acquired all of the issued and outstanding common shares of China eMall Corporation pursuant to a share exchange agreement made between VHSN, China eMall Corporation, Uphill Capital Inc., GDCT Investment Inc., Gang Chai, Qin Lu Chai, Qing Wang, Tai Xue Shi, Charles He and Forte Management Corp. (the "Share Exchange Agreement"). The common shares of China eMall were held by five individual shareholders and three corporations. Two of the corporate shareholders, GDCT Investment Limited and Uphill Capital Inc., were holding companies whose only activities were holding shares of China eMall. VHSN purchased all the issued and outstanding shares of GDCT Investment Limited and Uphill Capital Inc. and thus indirectly acquired the shares of China eMall held by these companies. The shareholders of GDCT Investment Limited and Uphill Capital Inc. received common shares of VHSN pursuant to the Share Exchange
Agreement. The other corporate shareholder, Forte Management Corp., received common shares of VHSN in exchange for its shares of China eMall.

All the shareholders of China eMall who are individuals (the "Individual Vendors") received Class B Special Shares of China eMall that are exchangeable on a one for one basis for common shares of VHSN for no further consideration. In total, VHSN issued 2,100,000 common shares on closing and has allotted 4,015,000 common shares for issuance when the Class B Special Shares are exchanged into common shares of VHSN. The holders of the Class B Special Shares can exchange any or all of their Class B Special Shares into common shares of VHSN at any time, however, if any Class B Special Shares remain issued and outstanding after the expiration of the earlier of (a) three years from the date on which a Form SB-2 or similar filing has been filed with the SEC with respect to the common shares of VHSN and the SEC has reached a position of no further comment, and (b) five years after which such Exchangeable Shares were issued, then China eMall Corporation may redeem the Class B Special Shares on payment of one common share of VHSN for each Class B Special Share.

The transaction was structured in this way to allow the Individual Vendors to postpone the realization of capital gains tax pursuant to the Income Tax Act (Canada) on the sale of their China eMall common shares. Since the Individual Vendors' common shares were converted into Class B Special Shares of China eMall, any capital gain on the disposition of the China eMall common shares will be deferred until the Class B Special Shares are converted into common shares of VHSN.

Acquisition of Exodus

Pursuant to an Agreement and Plan of Reorganization dated May 6, 2000 VHSN acquired all the outstanding shares of common stock of Exodus Acquisition Corporation, a California corporation, from the shareholder thereof in exchange for an aggregate of 500,000 shares of common stock of VHSN. The sole shareholder of Exodus was BAC Consulting Corporation ("BAC Consulting"). There was no prior relationship between VHSN and BAC Consulting or the principals of BAC Consulting. As a result, Exodus became a wholly-owned subsidiary of VHSN. The acquisition was intended to qualify as a reorganization within the meaning of
Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended. Upon effectiveness of the acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, VHSN would have become the successor issuer to Exodus for reporting purposes under the Securities and Exchange Act of 1934 (the "Act"). Exodus has had no operating history nor any revenues or earnings from operations and it has no significant assets or financial resources.

Business of Issuer

Over the last two years VHSN has positioned itself to identify technologies and market opportunities in the United States, Canada and abroad in Internet and interactive media electronic commerce and smartCARD loyalty marketing.

China eMall Business

VHSN recently acquired all the common shares of China eMall Corporation, a corporation incorporated pursuant to the Business Corporations Act (Ontario). China eMall is an e-commerce company that intends to provide Internet marketing and information services to facilitate trade between Chinese and western businesses. China eMall's primary focus is to establish an on-line presence to facilitate the export of Chinese products and services to western consumers.

History

China eMall was incorporated on February 5, 1999 and was established by Dr. Gang Chai, and two partners, Dr. Charles He, a computer expert, and Ms. Qing Wang a veteran Chinese businesswoman. In April, 1999, the initial China eMall website, based on a software platform Intershop, was built and began test functioning. In August 1999, China eMall signed an initial supply agreement with Wangfujing Department Store Ltd. of China and supplied personnel to assist in product photo-sampling, scanning and data inputting, and an upgraded version of China eMall's website was built. In November 1999, China eMall contemplated introducing services in addition to its product line. On April 12, 2000, all the issued and outstanding common shares of China eMall were acquired by VHSN.

Products - Manufactured Goods

China eMall will offer a complete spectrum of products that are catalogued and organized under twenty categories that appear on the home page of the website www.china-emall.com as follows: Agriculture; Apparel; Arts & Crafts; Chemical Industry; Communications & Transportation; Construction & Decoration; Electronics; Energy & Mineral Resources; Entertainment; Food; Health & Medicine; Home & Garden; Industrial Supplies; Jewelry, Clocks & Watches; Office Supplies; Pet Supplies; Security; Sports; Textiles, Silk; and Toys. As of November 31, 2000 no sales by the China-eMall business have been made even though the website can be used as "catalogue" for off-line sales. In December, 2000 China-eMall received its first purchaser order.

Internet Services

China eMall also intends to offer a broad range of China based services and opportunities such as business information services, professional services, financial services, and travel, immigration, translation and other services.

Business Strategy

China eMall's management intends to establish an e-commerce center to link China with western business markets using the following strategies:

  Short Term

  o      Selecting initial products from brand suppliers;
  o Outsourcing exporting duties to suppliers and importing duties to importing agencies;
  o      Building up a marketing and sales infrastructure;
  o      Identifying and establishing  services for western  companies;  and
  o      Marketing China eMall as a brand e-commerce name in North America.

  Long Term

  o      Broadening product base;
  o      Increasing the proportion of retail purchases;
  o      Expanding services; and
  o      Using China eMall's web site as a host web site for Chinese businesses.

Competition

The business of China eMall Corporation will compete with the traditional export market including wholesalers and distributors as well as with other Internet wholesalers and distributors, such as meetChina.com. This industry has a number of well-established competitors including national, regional and local companies within and outside China possessing greater financial, marketing, personnel and other resources than China eMall. There is no assurance that the China eMall will be able to market or sell its products and services if faced with direct product and services competition from these larger and more established wholesalers and distributors.

SmartCARD Business

VHSN intends to engage in the sale of computer chip-based plastic access cards that utilize VHSN's proprietary smartCARD technology. This technology enables the cards to be used for identification purposes and for debit or charge card purposes. VHSN intends to focus its marketing efforts on companies that wish to distribute these cards to their customers as a reward for their loyalty. An example of a loyalty program card is a department store card used to store information about previous purchases by the customer or the customer's name, address, birthday or other personal information.

Groupmark Canada Limited owns the registered trade-mark "smartCARD" in Canada and has a pending application in the United States. Groupmark Canada has granted VHSN a license to use the trade-mark smartCARD to manufacture and market smartCARDS world-wide on a non-exclusive basis and to utilize the technology and other know-how related to smartCARDs, until January 1, 2010. The license agreement also grants the right to VHSN to permit others to manufacture the smartCARDs. Pursuant to the terms of the license agreement VHSN will pay to Groupmark a royalty of 5% of net sales of products using the smartCARD trade-mark and technology.

Competition

There are several companies who engineer, design and market applications for chip-based cards, with greater financial, personnel, marketing and sales resources than VHSN. However, these companies focus the marketing of these cards for security and debit or charge card purposes, whereas VHSN will market these cards as a loyalty reward to a company's customers.

Suppliers

VHSN's success as a marketer of e-commerce products depends on its ability to obtain a reliable source of products and then locate retailers who wish to purchase these products. There are over a dozen companies that manufacture the chip that is used in smartCARDs and several companies that put together the chip and the plastic card to produce a smartCARD. VHSN believes it can obtain smartCARDS from up to six different suppliers depending on the type of card that is needed.

Research and Development.

During the last two fiscal years VHSN has spent significant time on research and development activities. VHSN spent approximately $135,000 in 1998 and $115,000 in 1999 on research and development.

Employees

VHSN employs the services of 5 full time employees which are provided to VHSN through the management services agreement with Groupmark Canada Limited.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Summary

The information in this section should be read together with the financial statements that are included elsewhere in this Prospectus.

Going Concern

VHSN is in the development stage and has generated virtually no revenues and has not attained profitability. Its continued existence and its ability to continue as a going concern are dependent upon its ability to obtain additional capital to fund its operations.

Goals and Objectives

VHSN's goals and objectives are centered on the ability to identify technologies and market opportunities in the United States, Canada and abroad in Internet and interactive media e-commerce and smartCARD loyalty marketing. To achieve its goals, VHSN is developing its supplier base and its web site, www.china-emall.com, so that it will be in a position to attract purchasing and revenues. It is at the same time investigating companies from which it can acquire technology with proven financial performance, where joint ventures or acquisitions may also be possible.

Cash Requirements

The issuer will need to raise additional funds in the next 12 months to satisfy its cash requirements. VHSN intends to raise additional funds and pursue acquisitions with revenue potential.

Employees

VHSN may experience significant changes in the number of employees in the next 12 months.

Results of Operations

Results of nine months ended September 30, 2000.

Revenues for the nine months ended September 30, 2000 were $0. Operating Expenses for the nine months ended September 30, 2000 were $682,742.

Results of years ended December 31, 1999 and December 31, 1998
Revenues for both years ended December 31, 1999 and December 31, 1998 were $0. Operating Expenses decreased from $816,714 in 1998, to $525,377 in 1999, largely due to a decrease in Agency Fees, General and Administration Fees and Management Fees.

During the nine months ended September 30, 2000 VHSN has continued to develop its web site www.china-emall.com. In August, 2000 VHSN and G.C. Consulting and Investment Corp. decided that it was in VHSN's best interest in order to conserve cash on hand, to terminate the consulting agreement which provided for the services of Dr. Gang Chai. It was determined that the services of Dr. Chai were not required on a full time basis however both parties agreed that an arrangement would be reached to compensate Dr. Chai for his services that may be required from time to time by VHSN. Dr. Gang remains a director of VHSN.

Liquidity and Capital Resources

VHSN achieved no revenues from operations in 1998, 1999 or during the nine months ended September 30, 2000. During 1998 VHSN received an aggregate of approximately $336,000 from investors through the sale of common shares made pursuant to an offering under Rule 504 of Regulation D promulgated under the Securities Act. During the first four months of 2000 VHSN received an aggregate of approximately $1,165,000 from investors through the sale of common shares made pursuant to offerings exempt from registration including the exercise of outstanding warrants.

In December, 2000 VHSN received a purchase order and expects revenues to commence during the first quarter of 2001.

Changes in Financial Position

On March 31, 1998 a promissory note payable to Groupmark Canada Limited in the amount of $500,000 was converted to 5,000,000 restricted common shares of VHSN.

During 1999 VHSN's total assets decreased from $236,964 to $208,306. Total assets increased to $322,466 on September 30, 2000. The China eMall acquisition in April, 2000 was substantively an asset acquisition (i.e., Domain name and a business plan) rather than a business combination. China eMall has an absence of historical revenues or significant operating expenses and no tangible assets or liabilities. Intangible assets of China eMall consist of capitalized web-site development costs, which had a book value of $24,000.

During 1999 total liabilities increased from $1,722,516 to $2,169,235 which is largely due to an increase in a note payable to Groupmark Canada Limited pursuant to the management services agreement between Groupmark and VHSN. During the nine months ended September 30, 2000 Groupmark accrued an additional $220,000 under the management services agreement, converted $865,868 of the amounts due to it into 2,500,000 common shares of VHSN and received $720,973 in cash.

The number of issued common shares of VHSN increased from 1,240,721 on December 31, 1997 to 10,429,435 on December 31, 1998 and to 10,929,435 on December 31,
1999. Shareholders' equity decreased from ($1,485,552) to ($1,960,929) during 1999.

The reserve for loss contingencies for the period ended December 31, 1999 is for potential payroll tax liabilities relating to employees of Video Home Shopping, Inc., (a Tennessee company that was acquired by VHSN in December, 1996 - see DESCRIPTION OF BUSINESS - Acquisition of Video Home Shopping, Inc.) and for other outstanding claims. It is not a general liability reserve. There is no statute of limitations with respect to this potential liability.

DESCRIPTION OF PROPERTY

SmartCARD

VHSN does not own any property, however on October 1, 2000 it commenced a five year lease of approximately 3,000 square feet of office space located at 5170 Dixie Road, Suite 301, Mississauga, Ontario, Canada. The rent for the office space is CDN$47,927 (approximately $33,000 US) per annum. The premises and rent are shared with Groupmark Canada Limited. It is VHSN's intention use this location to house both the smartCARD operation and the China eMall operation at the same facility.

China eMall

Until operations are moved to 5170 Dixie Road, China eMall Corporation will maintain its office at 56 Temperance Street, Toronto, Ontario, Canada. China eMall shares the premises with another tenant on a month to month basis at the annual rent of CDN$18,000 (approximately US$12,250) or CDN$1,500 (approximately US$1,020) per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Groupmark Canada Limited Management Agreement

Groupmark Canada Limited, a significant shareholder of VHSN is wholly owned by Elwin D. Cathcart, a director of VHSN. Groupmark provides executive management personnel and services to VHSN pursuant to an agreement made between Groupmark and VHSN in April 1997 (the "Management Agreement"). Under the Management Agreement Groupmark provides management, daily administration functions, and financial and business advisory services to VHSN. Groupmark was also contracted to assist in the technological development of smartCARD. Pursuant to the Management Agreement, charges for these services are not to exceed $56,000 per month. During 1998 VHSN accrued a debt of $672,000 payable to Groupmark Canada Limited and during 1999 VHSN accrued a debt of $336,000 payable to Groupmark Canada Limited for such services. On December 31, 1999 $1,645,868 was outstanding and during the first 6 months of 2000 an additional $120,000 accrued. During the first 6 months of 2000, VHSN issued 2,500,000 common shares to Groupmark in settlement of $865,868 and paid Groupmark $192,568 in cash. As of June 30, 2000 $707,432 was outstanding under the Management Agreement. Outstanding balances under the Management Agreement accrue without interest however Groupmark has the option to accept payment by way of VHSN's common stock at fair market value in lieu of cash.

Gang Chai Consulting Agreement

Until August, 2000, Dr. Gang Chai had been providing services to VHSN through a consulting agreement made between G.C. Consulting and Investment Corp. (the "Consultant"), Gang Chai and VHSN (the "Consulting Agreement"). Pursuant to the Consulting Agreement, VHSN agreed to pay to the Consultant during the term a monthly fee of CDN $7,833.34 (approximately US$5,330), plus applicable goods and services tax, payable on the first day of each month for the term of the Consulting Agreement, the initial term of which is one year. In the end of August, 2000 the Consulting Agreement was terminated pending re-negotiation by the parties. Dr. Chai however still serves as a director and officer of VHSN.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information

In 1996 the common shares of VHSN began trading on the NASD Over-the-Counter Bulletin Board market and continued trading under the trading symbol "VHSN" until, on or about, May 18, 2000 when it continued trading on the Pink Sheets.

Table 4 forth high and low bid prices of VHSN's common shares for 1998 and 1999 as obtained by the National Quotation Bureau, LLC or as otherwise indicated.

                  Table 4                        Closing Bid
                  ------------------------------------------
                  Quarter(1)               High $      Low $
                  ------------------------------------------

                  1998
                  ----
                  First Quarter            1.03         0.13
                  Second Quarter           3.25         0.31
                  Third Quarter            3.44         1.50
                  Fourth Quarter           2.16         0.44

                  1999
                  ----
                  First Quarter            0.88         0.16
                  Second Quarter           0.59         0.13
                  Third Quarter            0.27         0.06
                  Fourth Quarter           0.20         0.12

                  2000
                  ----
                  First Quarter(2)         2.00         0.03
                  Second Quarter(2)        0.80         0.03
                  Third Quarter(2)         0.36         0.08
                  Fourth Quarter(2)        0.12         0.03
                  -----------------------------

                  (1)   Each quarter is based on the calendar year
                  (2)   Prices supplied by VHSN


Holders

As of June 30, 2000 the numbers of registered holders of record of common shares was 164 and the number of beneficial holders of common shares was over 500.

Dividends

VHSN has not declared any dividends in the last two fiscal years.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

Table 5 provides certain summary information concerning compensation paid to or accrued by the Chief Executive Officer and the Secretary of VHSN for services rendered to VHSN during the last three years. No executive officer earned more than $100,000 in each of the last three years.

Table 5

----------------------- ------- ----------------------------------- ------------------------------
                                       Annual Compensation             Long Term Compensation
         Name                                                                  Awards
         And                                                  Other  Restricted        Securities
      Principal                                              Annual       Stock        Underlying
       Position          Year   Salary   Bonus         Compensation      Awards           Options
                                   ($)     ($)                  ($)         ($)               (#)
----------------------- ------- ----------------------------------- ------------------------------
   Elwin D. Cathcart    1997        0       0                    0           0           250,000
   CEO and President    1998        0       0                    0           0           750,000
                        1999        0       0                   (1)          0                 0
----------------------- ------- ----------------------------------- ------------------------------
   David Smelsky        1997        0       0                    0           0           250,000
   Secretary            1998        0       0                    0           0           250,000
                        1999        0       0                   (2)          0                 0
----------------------- ------- ----------------------------------- ------------------------------

(1) Elwin D. Cathcart received 370,000 common shares in lieu of salary for services valued at $0.13 per common share.
(2) David Smelsky received 185,000 common shares in lieu of salary for services valued at $0.13 per common share.

During the years ended December 31, 1998 and 1999 VHSN accrued amounts owing to Groupmark Canada Limited ("Groupmark") of $672,000 and $336,000, respectively, pursuant to a management services agreement (the "Management Agreement") (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"). Elwin D. Cathcart and David Smelsky were both employees of Groupmark during the years ended December 31, 1998 and 1999, and provided services to VHSN under the Management Agreement (however David Smelsky ceased being an employee of Groupmark in October 1999). During 1998 approximately CDN$80,000 (or $55,000 US) can be attributed to the services of Elwin D. Cathcart and approximately CND$40,000 (or $25,000 US) can be attributed to the services of David Smelsky. During 1999 approximately CDN$46,000 (or $30,000 US) can be attributed to the services of Elwin D. Cathcart and approximately CND$23,000 (or $15,000 US) can be attributed to the services of David Smelsky.

Dr. Gang Chai, a director of VHSN and one of the founders of China eMall Corporation, was compensated for services provided to VHSN through an agreement between himself, his consulting company, G.C. Consulting and Investment Corp. and VHSN (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") for a period from April, 2000 until August, 2000 when services under his consulting agreement and payment therefor terminated. The total compensation paid pursuant to Dr. Chai's consulting agreement, including $6,150.00 for an earlier termination fee, was $32,800.00. Dr. Chai and VHSN are currently negotiating a new arrangement for the services provided by Dr. Chai.

OPTIONS GRANTED

Table 6 shows options to purchase common shares of VHSN that were granted to the directors and officers of VHSN during the years indicated below.

Table 6

--------------------- ---------- ---------------- --------------- ------------------ ---------------
                                    Number of       % of Total
                                   Securities        Options
                                   Underlying       Granted to    Exercise or Base   Expiration Date
                                     Options        Employees        Price($/Sh)
        Name            Year       Granted(#)     In Fiscal Year
--------------------- ---------- ---------------- --------------- ------------------ ---------------
Elwin Cathcart          1999            0               0                N/a              N/a
                        1998         750,000           60%              0.40          Dec.31,2002
                        1997         250,000           28%              0.35          Dec.31,2001
--------------------- ---------- ---------------- --------------- ------------------ ---------------
David Smelsky           1999            0               0                N/a              N/a
                        1998         250,000           20%              0.40          Dec.31,2002
                        1997         250,000           28%              0.35          Dec.31,2001
--------------------- ---------- ---------------- --------------- ------------------ ---------------
Thomas Roberts          1999            0               0                N/a              N/a
                        1998         250,000           20%              0.40          Dec.31,2002
                        1997         250,000           28%              0.35          Dec.31,2001
--------------------- ---------- ---------------- --------------- ------------------ ---------------

AGGREGATE OPTION GRANTS IN LAST FISCAL YEAR

None of the options granted to officers and directors have been exercised as shown in Table 7 below. At December 31, 1999 no options were "in-the-money" which means that the market price of the shares of VHSN was lower than the exercise price of the options.

Table 7

------------------------- -------------- ------------ --------------------------- ------------------------
                                                         Number of Securities      Value of Unexercised
                                                        Underlying Unexercised     In-the-Money Options
                             Shares                    Options at December 31,     at December 31, 1999
                           Acquired on      Value              1999                     Exercisable/
          Name            Exercise (#)    Realized           Exercisable/             Unexercisable ($)
                                                           Unexercisable ($)
------------------------- -------------- ------------ --------------------------- ------------------------
 Elwin D. Cathcart              0             0              1,000,000/0                   0/n/a
------------------------- -------------- ------------ --------------------------- ------------------------
 David Smelsky                  0             0               500,000/0                    0/n/a
------------------------- -------------- ------------ --------------------------- ------------------------
 Thomas Roberts                 0             0               500,000/0                    0/n/a
------------------------- -------------- ------------ --------------------------- ------------------------

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the last two fiscal years the accountant for VHSN has not resigned, declined to stand for re-election or been dismissed. However, VHSN was required to change from its Canadian auditor to a Certified Public Accountant in the United States in preparation of becoming a reporting company in the United States.

Exodus Acquisition Corporation, a wholly-owned subsidiary of VHS, changed its principal accountant from Weinberg & Company, P.A. to Berg & Company in the current fiscal year in connection with the purchase of all the issued and outstanding shares of Exodus by VHS on May 6, 2000.

Weinberg & Company was formally notified on September 19, 2000 that Exodus would no longer require their services as principal accountant. The report of Weinberg & Company on the financial statements of Exodus as of February 24, 2000 contained no adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended by the shareholder of Exodus.

There were no disagreements with the former accountant of Exodus.

AVAILABLE INFORMATION

You may read and copy any document VHSN files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. VHSN's SEC filings will also be publicly available through the SEC's web site on the Internet at http://www.sec.gov.

This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Descriptions of any contract or other document referred to in this Prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. You may also request in writing further information from VHSN. Direct your request to VHSN at VHS Network, Inc., 5170 Dixie Road, Suite 301, Mississauga, Ontario, CANADA,
Attention: Chief Executive Officer, telephone (905) 238-9398 and facsimile (905) 238-9119.

FINANCIAL STATEMENTS

Audited financial statements for VHSN for the year ended December 31, 1999 and 1998 are filed herewith. Consolidated Balance Sheets as of September 30, 2000, Consolidated Statements of Operations, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows for the nine months ended September 30, 2000 for VHSN are also filed herewith.

                                VHS NETWORK, INC.

                                  CONSOLIDATED
                              FINANCIAL STATEMENTS

                           December 31, 1999 and 1998



                                      F1-1

                                VHS NETWORK, INC.

                        Consolidated Financial Statements
                           December 31, 1999 and 1998

                                 C O N T E N T S
                                 ---------------


Independent Auditor's Report                                          F1-3

Balance Sheets                                                        F1-4

Statements of Operations                                              F1-5

Statements of Shareholders' Equity                                    F1-6

Statements of Cash Flows                                              F1-7

Notes to Financial Statements                                 F1-8 - F1-20



                                      F1-2

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
VHS NETWORK, Inc.

We have audited the accompanying consolidated balance sheets of VHS NETWORK, Inc., a Florida Corporation, as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VHS Network, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 and Note 7, the Company in 1998 recorded inventory acquired through the issuance of common stock at a different amount than the fair market value of the common stock. The Company has restated these financial statements to record the inventory acquired based on the fair market of the common stock. Additionally, the Company recorded compensation expense for stock granted to the executive officers in 1999.

By: /s/ Berg & Company LLP
--------------------------
        BERG & COMPANY LLP

March 29, 2000, except for Note 2 and Note 7 as to which the date is October 9,2000.

                                      F1-3


                                         VHS NETWORK, INC.

                                    Consolidated Balance Sheets
                                 As of December 31, 1999 and 1998

                                                                     1999               1998
                                                               -----------------  -----------------
 ASSETS
      Cash                                                      $           533    $        18,191
      Receivables                                                             -             11,000
      Inventory                                                         139,999            139,999
                                                               -----------------  -----------------

            Total current assets                                        140,532            169,190
                                                               -----------------  -----------------

      Prepaids and deposits                                              67,774             67,774
                                                               -----------------  -----------------

                   Total assets                                 $       208,306    $       236,964
                                                               =================  =================

 LIABILITIES
      Accounts payable                                          $        64,867    $        40,842
      Salaries and wages payable to officers                             71,500                  -
      Accrued expenses                                                   37,000                  -
                                                               -----------------  -----------------

            Total current liabilities                                   173,367             40,842
                                                               -----------------  -----------------

      Notes payable                                                           -                  -
      Notes payable, related party                                    1,645,868          1,331,674
      Reserve for loss contingencies                                    350,000            350,000
                                                               -----------------  -----------------

            Total long-term liabilities                               1,995,868          1,681,674
                                                               -----------------  -----------------

                Total liabilities                                     2,169,235          1,722,516
                                                               -----------------  -----------------

 SHAREHOLDERS' EQUITY
      Common stock: 100,000,000 shares authorized;
         10,929,435 and 10,429,435 issued and outstanding,
         respectively                                                    10,929             10,429
      Preferred stock: 25,000,000 shares authorized;
         none issued or outstanding                                           -                  -
      Additional paid-in-capital                                      1,231,170          1,181,670
      Accumulated deficit                                            (3,203,028)        (2,677,651)
                                                               -----------------  -----------------

                Total shareholders' equity                           (1,960,929)        (1,485,552)
                                                               -----------------  -----------------

                   Total liabilities and shareholders' equity   $       208,306    $       236,964
                                                               =================  =================


   The accompanying notes are an integral part of these financial statements.

                                      F1-4

                                    VHS NETWORK, INC.

                          Consolidated Statements of Operations
                      for the years ended December 31, 1999 and 1998

                                                 1999               1998
                                           -----------------  ----------------
 Income:
     Sales                                  $             -    $            -
                                           -----------------  ----------------

 Operating Expenses:
     Agency fees                                      9,190            21,634
     Salaries and wages                              71,500                 -
     Consulting fees                                 52,833            53,253
     General and administrative                         686            50,413
     Management fees                                336,000           672,000
     Professional fees                               18,168            16,647
     Other                                                -             2,767
     Non-recurring expense                           37,000                 -
                                           -----------------  ----------------

           Total operating expenses                 525,377           816,714
                                           -----------------  ----------------

 Other (Income) and Expenses:
     Interest (income) and expense                        -               328
     Other (income) and expense, net                      -              (596)
                                           -----------------  ----------------

           Total other (income) and expense               -              (268)
                                           -----------------  ----------------

              Net loss before taxes                 525,377           816,446
                                           -----------------  ----------------

              Income taxes                                -                 -
                                           -----------------  ----------------

              Net loss                      $       525,377    $      816,446
                                           =================  ================

 Net loss per common share - Basic          $         0.050    $        0.122
                                           =================  ================

 Weighted average number of
    common shares - Basic                        10,432,175         6,716,582
                                           =================  ================

 Net loss per common share - Diluted        $         0.048    $        0.112
                                           =================  ================

 Weighted average number of
     common shares - Diluted                     10,864,380         7,303,850
                                           =================  ================


   The accompanying notes are an integral part of these financial statements.

                                      F1-5

                                VHS NETWORK, INC.

                 Consolidated Statements of Shareholders' Equity for the years ended December 31, 1999 and 1998
                                 (Split Table)




                                                  Common                           Preferred
                                                   Stock                             Stock
                                     ---------------------------------  ------------------------------
                                          Shares            Amount          Shares            Amount

 Balance December 31, 1997                 1,240,721   $        1,241                -    $         -
                                     ---------------- ----------------  ---------------  -------------

 Sale of stock                             2,788,722            2,789                -              -

 Conversion of debt                        5,000,000            5,000                -              -

 Acquisition of inventory                  1,399,992            1,399                -              -

 Net loss                                          -                -                -              -
                                     ---------------- ----------------  ---------------  -------------

 Balance December 31, 1998                10,429,435           10,429                -              -
                                     ---------------- ----------------  ---------------  -------------

 Common stock issued for services            500,000              500                -              -

 Net loss                                          -                -                -              -
                                     ---------------- ----------------  ---------------  -------------

 Balance December 31, 1999                10,929,435   $       10,929                -    $         -
                                     ================ ================  ===============  =============



                                        Additional       Accumulated
                                      paid-in-capital      Deficit            Total
                                   ------------------  ----------------  ----------------


 Balance December 31, 1997            $      214,859    $   (1,861,205)   $   (1,645,105)
                                     ----------------  ----------------  ----------------

 Sale of stock                               333,211                 -           336,000

 Conversion of debt                          495,000                 -           500,000

 Acquisition of inventory                    138,600                 -           139,999

 Net loss                                          -          (816,446)         (816,446)
                                     ----------------  ----------------  ----------------

 Balance December 31, 1998                 1,181,670        (2,677,651)       (1,485,552)
                                     ----------------  ----------------  ----------------

 Common stock issued for services             49,500                 -            50,000

 Net loss                                          -          (525,377)         (525,377)
                                     ----------------  ----------------  ----------------

 Balance December 31, 1999            $    1,231,170    $   (3,203,028)   $   (1,960,929)
                                     ================  ================  ================


   The accompanying notes are an integral part of these financial statements.


                                      F1-6

                                VHS NETWORK, INC.

                      Consolidated Statements of Cash Flows
                 for the years ended December 31, 1999 and 1998

                                                            1999       1998
                                                       --------------- -------------

     Net income (loss)                                  $    (525,377)  $  (816,446)
     Issuance of common stock for services                     50,000             -
     Depreciation and amortization                                  -             -
                                                       --------------- -------------

          Net use of cash from operations               $    (475,377)  $  (816,446)
                                                       --------------- -------------


 Cash flow from operating activities:
     Changes in assets and liabilities
        Receivables                                     $      11,000   $   (11,000)
        Prepaids and deposits                                       -       (67,774)
        Accounts payable                                       24,025        33,668
        Salaries and wages payable - officers                  71,500             -
        Accrued expenses                                       37,000             -
                                                       --------------- -------------

          Cash flow generated by (used in)
            operating activities                        $    (331,852)  $  (861,552)
                                                       --------------- -------------


 Cash flow from investing activities:                   $           -   $         -

          Net cash generated by (used in)
            investing activities                        $           -   $         -
                                                       --------------- -------------


 Cash flow from financing activities:
     Borrowings under notes payable                     $     314,194   $    43,685
     Notes payable, related party -
       converted to stock                                           -       500,000
     Offering costs                                                 -             -
     Proceeds from sale of stock                                    -       336,000
                                                       --------------- -------------

          Net cash generated by (used in)
            financing activities                        $     314,194   $   879,685
                                                       --------------- -------------

          (Decrease) Increase in cash and
            cash equivalents                                  (17,658)       18,133

          Balance at beginning of year                         18,191            58
                                                       --------------- -------------

          Balance at end of year                        $         533   $    18,191
                                                       =============== =============


 Supplementary disclosure:

     Cash paid for interest                             $           -   $         -
                                                       --------------- -------------

     Cash paid for taxes                                $           -   $         -
                                                       --------------- -------------

     Inventory acquired for common stock                $           -   $   139,999
                                                       --------------- -------------

     Conversion of notes payable into common stock      $           -   $   500,000
                                                       --------------- -------------

     Common stock issued for services                   $      50,000   $         -
                                                       --------------- -------------

    The accompanying notes are an integral part of these financial statements


                                      F1-7

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


1.       NATURE OF OPERATIONS

         Company History
         ---------------

         VHS Network, Inc. (the "Company") was incorporated in the State of Florida on December 18, 1995 as Ronden Vending Corp. On December 24, 1996, the Company incorporated a wholly owned subsidiary called Ronden Acquisition, Inc. a Florida corporation. Ronden Acquisition, Inc. then merged with Video Home Shopping, Inc. (a Tennessee corporation), and Ronden Acquisition, Inc. was the surviving Florida Corporation. In 1996, Video Home Shopping, Inc. was a network marketing and distribution company which offered a wide range of products and services to consumers through the medium of video tape, however, after the merger the Company decided not to continue with the network marketing and distribution operations of Video Home Shopping, Inc. of Tennessee.

         On January 9, 1997, articles of merger were filed for the Company as the surviving corporation of a merger between the Company and its wholly owned subsidiary Ronden Acquisitions, Inc. This step completed the forward triangular merger between Video Home Shopping, Inc., Ronden Acquisition, Inc. and the Company.

         On January 9, 1997, articles of amendment were filed to change the name of the Company from Ronden Vending Corp. to VHS Network, Inc. On April 9, 1997, the Company incorporated VHS Acquisition, Inc. as a wholly owned subsidiary.

         In April 1997, the Company was restructured by way of a reverse take-over involving its wholly owned subsidiary, VHS Acquisition, Inc. a Florida company, and VHS Network Inc., a Manitoba and Canadian controlled private corporation. Pursuant to the reverse take-over, the sole shareholder of VHS Network Inc., Groupmark Canada Limited, received 400,000 shares of the Company's common stock and a secured promissory note for US$500,000 and became the controlling shareholder of the Company. In 1998, the promissory note for $500,000 was converted into 5,000,000 common shares.

         On April 12, 2000, the Company acquired all the outstanding common shares of China eMall Corporation, an Ontario private company. This represents a 100% voting interest in China eMall Corporation.


                                      F1-8

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

1.       NATURE OF OPERATIONS (continued)

         Operations
         ----------

         During 1999, the Company has been repositioning itself to identify technologies and market opportunities in the United States, Canada and abroad in Internet and electronic commerce interactive media, and SmartCARD loyalty marketing. The Company will operate and/or develop two lines of business as follows:

         China eMall Corporation ("China eMall"): Through its acquired subsidiary, China eMall Corporation, an Ontario, Canada corporation, the Company provides Internet marketing and information services to facilitate trade between Chinese and western businesses. The Company's primary focus will be to establish an on-line presence to facilitate the export of Chinese products. Through its multi-functional portal, Chinese suppliers can post their products and services in a format that is easy for searching, quoting and tracking, and that gives a western buyer access to multiple suppliers for the best quality and price, and direct communication. Realizing the difference in business culture and financial systems, China eMall will allocate substantial amount of resources in assisting in the communications, export/import processing, financial transaction and product services. China eMall's business will make use of Internet technology to speed up the export process and broaden the sales channels for Chinese goods and services, and more importantly, bring customers into direct contact with Chinese producers who can constantly upgrade their products to meet customers' needs. China eMall has an agreement with Wangfujing Department Store Ltd., a large Chinese retailer, as its prime product supplier.

         SmartCARD: The Company is developing computer chip-based plastic access cards that utilize proprietary SmartCARD technology, which is licensed from Groupmark Canada Limited, a related party. This technology enables the cards to be used for identification purposes and as debit or charge cards. The Company intends to focus its marketing efforts on companies that wish to distribute these cards to their customers as a reward for their loyalty. Groupmark Canada Limited owns the registered trademark "SmartCARD" in Canada and has a pending application in the United States. Groupmark Canada has granted the Company a license to use the trademark "SmartCARD." Pursuant to the terms of the license agreement, the Company will pay to Groupmark a royalty of 5% of net sales of products using the SmartCARD trademark and technology.


                                      F1-9

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The following is a summary of the significant accounting policies followed in the preparation of these consolidated financial statements.

         Principles of Consolidation
         ---------------------------

         The consolidated financial statements include the accounts of the Company and all of its subsidiary companies. Intercompany accounts and transactions have been eliminated on consolidation.

         Cash and Cash Equivalents
         -------------------------

         Cash and cash equivalents consist of cash on hand and cash deposited with financial institutions, including money market accounts, and commercial paper purchased with an original maturity of three months or less.

         Concentration of Cash
         ---------------------

         The Company at times maintains cash balances in accounts that are not fully federally insured. Uninsured balances as of December 31, 1999 were $533.

         Inventories
         -----------

         Inventories are stated at the lower of cost (first in, first out method) or market.

         Property and Equipment
         ----------------------

         Property and equipment are stated at cost or, in the case of leased assets under capital leases, at the present value of future lease payments at inception of the lease. Major improvements that materially extend the useful life of property are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets, which range from three to seven years. Leasehold improvements and leased assets under capital leases are amortized over the life of the asset or the period of the respective lease using the straight-line method, whichever is the shortest. Expenditures for repairs and maintenance are charged to expense as incurred.


                                      F1-10

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Stock-based Compensation
         ------------------------

         The Company accounts for its stock-based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25. In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has determined that it will not change to the fair value method and will continue to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions.

         Income Taxes
         ------------

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of deferred taxes related to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

         Foreign Currency Translation
         ----------------------------

         Transactions are translated into the functional currency at the exchange rates in effect at the time the transactions occur. Exchange gains and losses arising on translation are included in the operating results for the year.

         Revenue
         -------

         Sales are recorded for products upon shipment of product to customers and transfer of title under standard commercial terms.


                                      F1-11

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Comprehensive Income
         --------------------

         In 1999, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available for sale marketable securities and is presented in the consolidated statements of shareholders' equity and comprehensive income. SFAS No. 130 requires only additional disclosures in the consolidated financial statements and does not affect the Company's financial position or results of operations. The Company does not have elements of comprehensive income for the years ended December 31, 1999 and 1998.

         Income (loss) per common share
         ------------------------------

         Income (loss) per common share is computed on the weighted average number of common or common and common equivalent shares outstanding during each year. Basic Earnings-per-Share ("EPS") is computed as net income (loss) applicable to common stockholders' divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities when the effect would be dilutive.

         Long-lived assets
         -----------------

         In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, the Company reviews the carrying value of its long-lived assets and identifiable intangibles for possible impairment whenever events or changes in circumstances indicate the carrying amount of assets to be held and used may not be recoverable.


                                      F1-12

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Use of Estimates
         ----------------

         The preparation of the financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could significantly differ from those estimates.

         Recently Issued Accounting Pronouncements
         -----------------------------------------

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires recognition of all derivative financial instruments as either assets or liabilities in consolidated balance sheets at fair value and determines the method
         (s) of gain/loss recognition. The FASB issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133" in June 1999 to defer the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 in 2000 and we are currently assessing the effect that it may have on our consolidated financial statements.

         Restatement of Financial Results
         --------------------------------

         The financial information reported herein for the years ended December 31, 1999 and 1998 have been restated from amounts previously reported in order to reflect a modification of the amount recorded for the acquisition of inventory in exchange for shares of the Company's common stock and to reflect the grant of common shares to two executive officers of the company in lieu of of cash payments for salaries. Previously, the Company recorded the value of the inventory as being higher than the fair market value of the shares of common stock exchanged for the inventory. The Company had not recorded the compensation expense for the shares of common stock granted to executive officers in lieu of cash compensation. The shares were issued to these executive officers subsequent to December 31, 1999.

         The net effect of the restatement was to to increase the net loss by $71,500 for the year ended December 31, 1999 and reduce current assets by $419,998.


                                      F1-13

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

3.       INVENTORIES

         On April 29, 1998, the Company acquired approximately 32,000 sets of printed art reproductions. Each set consists of four full-color prints from "The Andover Series" by artist Jim Perleberg. Each image has a title narrative printed in the margin and is re-signed, in the plate, by the artist.The management of the Company have evaluated the market value of the prints and determined that the market value of the prints is not below their acquisition cost. The prints are by a noted artist, and the original Andover Series S/N Limited Edition lithographs were fully sold.

         The Company acquired these sets of prints in exchange for 1,399,992 shares of its common stock valued at $139,999 (see note 2). The Company will be offering these prints for sale through its own web site and other Internet web sites.

4.       INCOME TAXES

         No provision for federal and state taxes has been recorded for the years ended December 31, 1999 and 1998, since the Company incurred net operating losses for these years.

         The provision for income taxes does not differ from the amounts recorded for financial versus tax purposes.

         Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of net deferred income tax assets and liabilities are as follows:

                                                                   Federal                 State
                                                               -----------------    ------------------
              Deferred income tax assets:
              Net operating loss carryforwards                 $     1,089,029      $        176,167

              Non-deductible reserve                                  (119,000)              (19,250)
              Accrued expenses                                         (24,310)               (3,932)
              Valuation allowance                                     (945,719)             (152,985)
                                                               -----------------    ------------------

             Net deferred tax asset                                          -                     -
                                                               -----------------    ------------------

             Deferred income tax liabilities:                                -                     -
                                                               -----------------    ------------------

                     Net assets                                $             -      $              -
                                                               =================    ==================


                                      F1-14

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

4.       INCOME TAXES (continued)

         Due to the uncertainty surrounding the realization of deferred tax assets, the Company has recorded a valuation allowance against its net deferred tax asset. The Company has loss carryforwards of approximately $945,719 from continuing operations, which may be used to offset future United States income taxes and which begin to expire in 2015.

5.       STOCKHOLDERS' EQUITY

         Common Stock
         ------------

         Starting in April 1997, the Company, under its current management, commenced a private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933, for a maximum aggregate offering of $890,000. The Company raised proceeds of $416,492 under this offering of which $336,000 was raised in 1998. This offering concluded in 1998.

         On March 31, 1998,  the  promissory  note  payable to Groupmark  Canada
         Limited for US$500,000 was converted to 5,000,000 restricted common shares of the Company. Mr. Elwin Cathcart, CEO of the Company, is the sole shareholder in Groupmark Canada Limited.

         In May 1998, 1,399,992 restricted common shares were issued in a transaction for the purchase of inventory for resale. The fair market value of the shares of common stock exchanged for the inventory was $139,999.

6.       STOCK OPTIONS

         In 1998, the Company granted stock options to two executive officers and a member of the board. The stock options were non-qualified stock options. The options were granted at the fair market value of the stock as determined by the Board of Directors. Stock options were granted to purchase a total of 1,250,000 common shares at $0.40 per share. The options are immediately vested and expire on December 31, 2002.

         The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized for its stock option plan other than for options issued to outside third parties. If the Company


                                      F1-15

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

6.       STOCK OPTIONS (continued)

         had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:

                                                                         1999                   1998
                                                                    ---------------       -----------------
         Net loss
                     As reported                                 $       (525,377)     $         (816,714)
                     Pro forma                                   $       (525,377)     $       (1,212,964)
         Basic and diluted loss per common share
                  Basic:
                     As reported                                 $          (0.05)     $            (0.12)
                     Pro forma                                   $          (0.05)     $            (0.18)
                  Diluted:
                      As reported                                $         (0.048)     $            (0.11)
                      Pro forma                                  $         (0.048)     $            (0.17)


         Options are granted at prices are equal to the current fair value of the Company's common stock at the date of grant. The vesting period is usually four years or related to the length of the consulting contract period.

         The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 1999: dividend yield of 0%; expected volatility of 120%; risk-free interest rate of 6.0%, and expected life of 4 years; 1998: dividend yield of 0%; expected volatility of 120%; risk-free interest rate of 5.3%, and expected life of 4 years; 1997: dividend yield of 0%; expected volatility of 120%; risk-free interest rate of 6.0%, and expected life of 4 years.


                                      F1-16

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

6.       STOCK OPTIONS (continued)

         A summary of the status of the Company's stock option plan as of December 31, 1999 and 1998 and changes during the years ended on those dates is presented below:

                                                                  Weighted                         Weighted
                                                                  Average                          Average
                                                                  Exercise                         Exercise
                                                    1999            price               1998         price
                                                    ----            -----               ----         -----
         Balance at beginning of year              2,000,000        $0.36             750,000       $ 0.30

         Granted                                           -                        1,250,000         0.40

         Exercised                                         -                                -
                                                 ------------                     ------------

         Forfeited/Cancelled                               -                                -

         Outstanding at year end                   2,000,000        $0.36           2,000,000       $ 0.36

         Options exercisable at year end           2,000,000        $0.36           2,000,000       $ 0.36

         Weighted average fair value of
         options granted during the year               $0.00                            $0.31
                                                 ------------                     ------------


         The remaining contractual life for options granted to purchase 750,000 shares of common stock is 24 months. The remaining contractual life for options granted to purchase 1,250,000 shares of common stock is 36 months.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.


                                      F1-17

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

7.       RELATED PARTY TRANSACTIONS

         Groupmark Canada Limited
         ------------------------

         In 1997, the Company entered into a management service agreement with Groupmark Canada Limited ("Groupmark"), of which the Chairman and Chief Executive Officer of the Company is the sole shareholder. Under this agreement, Groupmark provides the Company all management, daily administrative functions, financial and business advisory services.
         Groupmark  was  also   contracted   to  assist  in  the   technological
         development of the "SmartCARD." Contractually, charges for these services are not to exceed $56,000 per month.

         Amounts due Groupmark pursuant to this management service agreement as of December 31, 1999 and 1998 are $1,645,868 and $1,331,674,
         respectively. Groupmark has the option to accept payment by way of the Company's common stock at fair market value in lieu of cash.

         Transactions with Corporate Officers and Directors
         --------------------------------------------------

         In 1998, the Company granted to the Chairman and Chief Executive Officer of the Company stock options to purchase 750,000 common shares at $0.40 per share. The Company granted to the Chief Financial Officer of the Company stock options to purchase 250,000 common shares at $0.40 per share. The Company granted to a member of the Board of Directors of the Company stock options to purchase 250,000 common shares at $0.40 per share.

         On October 13, 1999 the Board of Directors approved issuance of 370,000 and 185,000 shares of the Company's common stock to the Chief Executive Officer and Chief Financial Officer, respectively. The grants of common stock were made in lieu of cash compensation. The total market value of the common stock on the date of grant was $71,500. The shares were issued to these two individuals in July 2000.

8.       COMMITMENTS AND CONTINGENCIES

         Legal
         -----

         The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.


                                      F1-18

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

8.       COMMITMENTS AND CONTINGENCIES (continued)

         Video Home Shopping, Inc., a Tennessee Corporation
         --------------------------------------------------

         In December 1996, the Company merged Video Home Shopping, Inc., a Tennessee corporation. Subsequent to the merger, the new management of the Company decided not to continue with the business operations of Video Home Shopping, Inc. In consideration of the closure of Video Home Shopping, Inc., the Company continues to maintain a reserve for potential loss contingencies from these operations of $350,000.

         This loss reserve is primarily for payroll tax liabilities incurred by Video Home Shopping, Inc. before its merger VHS Network, Inc. The Company may be contingently liable for amounts withheld by Video Home Shopping, Inc. from employees' wages for income taxes, which were not remunerated to the Internal Revenue Service.

         In December 1999, the company entered into a stipulated judgment in the amount of $37,000 for a liability on a promissory note issued by Video Home Shopping, Inc. The amount is reflected in the statement of operations as a non-recurring expense.

         Going Concern Uncertainties
         ---------------------------

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced recurring operating losses and negative cash flows from operations. The Company's continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity financing.

         In view of these matters, management believes that actions presently being taken to expand the Company's operations and to continue its web-site development activity provide the opportunity for the Company to return to profitability. The continued focus on strategic technological investments will improve the Company's cash flow, profitability, and ability to raise additional capital so that it can meet its strategic objectives.

         Management raised additional capital subsequent to the year ended December 31, 1999, and is currently in the process of negotiating additional equity financing with potential investors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                      F1-19

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999

9.       SUBSEQUENT EVENTS

         Acquisition of China eMall Corporation
         --------------------------------------

         On April 12, 2000, the Company completed the acquisition of all outstanding common shares of China eMall Corporation, ("eMall") an e-commerce company, through the issuance of 2,100,000 shares of the Company's common stock, which had a market value of $1,181,250. eMall has Preferred Stock outstanding that is convertible into 4,015,000 shares of the Company's common stock. The Company has a 100% interest in the voting stock of China eMall as a result of this transaction. The Preferred Stock of eMall is non-voting, and it is convertible into the Company's common stock at the discretion of the holders of eMall
         Preferred Stock. The eMall Preferred Stock can be redeemed by the Company at the earlier of: (a) three years from the date on which a registration statement for the Common shares of the Company is filed with the Securities and Exchange Commission in the US; or (b) five years from the date of issue, (April 12, 2000). The transaction will be accounted for under the purchase method in accordance with APB No. 16.

         Common Stock Transactions
         -------------------------

         On April 12, 2000, the Company sold 550,000 shares of its common stock for $110,000, which included warrants to purchase 1,225,000 shares of its common stock at exercise prices ranging from $0.35 to $0.95. All warrants expire on or before 180 days from the date of issuance.

         In December 1999, the Company commenced a private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933 and section 203 (t) of the Pennsylvania
         Securities Act of 1972. Through April of 2000, the Company sold 2,583,333 shares for $1,000,000, completing the full offering.

         Acquisition of Exodus Acquisition Corporation
         ---------------------------------------------

         In May 2000, the Company has agreed to merge with Exodus Acquisition Corporation, a California corporation, and a fully reporting company under regulation 12(g) of the Securities Exchange Act of 1934. Exodus has no material assets or liabilities. The Company will exchange 500,000 shares of the Company's common stock for all the outstanding shares of Exodus Acquisition Corporation. To conclude this transaction, the Company has incurred $90,000 in acquisition related expenses.


                                      F1-20

                                VHS NETWORK, INC.

                        Consolidated Financial Statements
                               September 30, 2000



                                 C O N T E N T S
                                 ---------------


Balance Sheets                                                        F2-1

Statements of Operations                                       F2-2 - F2-3

Statements of Shareholders' Equity                                    F2-4

Statements of Cash Flows                                              F2-5

Notes to Financial Statements                                 F2-6 - F2-16

                            Consolidated Balance Sheets
                   As of September 30, 2000 and December 31, 1999

                                               September 30,   December 31,
                                                    2000          1999
                                                -----------    -----------
                                                (unaudited)

ASSETS
    Current Assets
       Cash                                     $    65,124    $       533
       Inventory                                    139,999        139,999
                                                -----------    -----------

          Total current assets                      205,123        140,532
                                                -----------    -----------

    Property and Equipment
       Furniture and Equipment                       18,940           --
       Accumulated Depreciation                      (1,419)          --
                                                -----------    -----------
                                                                    17,521

    Intangible assets, net                           20,331           --

    Other Assets
       Other receivables                             11,717           --
       Prepaids and deposits                         67,774         67,774
                                                -----------    -----------


               Total assets                     $   322,466    $   208,306
                                                ===========    ===========


LIABILITIES
    Accounts payable                            $    51,916    $    64,867
    Salaries and wages payable - officers              --           71,500
    Accrued expenses                                   --           37,000
                                                -----------    -----------

          Total current liabilities                  51,916        173,367
                                                -----------    -----------

    Notes payable, related party                    257,027      1,645,868
    Reserve for loss contingencies                  350,000        350,000
                                                -----------    -----------

                                                    607,027      1,995,868
                                                -----------    -----------

             Total liabilities                      658,943      2,169,235
                                                -----------    -----------

SHAREHOLDERS' EQUITY
    Common stock: 100,000,000 shares
       authorized; 19,535,268 and 10,929,435
       issued and outstanding, respectively          19,534         10,929
    Preferred stock: 25,000,000 shares
       authorized; none issued or outstanding          --             --
    Additional paid-in-capital                    3,521,683      1,231,170
    Accumulated deficit                          (3,877,694)    (3,203,028)
                                                -----------    -----------

             Total shareholders' equity            (336,477)    (1,960,929)
                                                -----------    -----------

             Total liabilities and
              shareholders' equity              $   322,466    $   208,306
                                                ===========    ===========


   The accompanying notes are an integral part of these financial statements.


                                      F2-1

                                VHS NETWORK, INC.

                      Consolidated Statements of Operations
   for the three months and nine months ended September 30, 2000 and 1999, and the year ended December 31, 1999

                                                Three months     Nine months
                                                    ended           ended
                                                September 30,   September 30,
                                                    2000            2000
                                                ------------    ------------
                                                 (unaudited)     (unaudited)
Income:
       Sales                                    $       --      $       --
                                                ------------    ------------

Operating Expenses:
       Agency fees                                     2,861          45,390
       Consulting fees                                12,815          36,501
       General and administrative                        725          32,654
       Management fees                                75,000         220,000
       Professional fees                              10,876          87,577
       Office expense-China                           10,380          39,017
       Amortization of intangible assets               2,001           3,669
       Depreciation and amortization expense             473           1,419
       Non-recurring expense                            --           216,515
                                                ------------    ------------

             Total operating expenses                115,131         682,742
                                                ------------    ------------

Other (Income) and Expenses:
       Currency exchange (gain)/loss                   1,090             935
       Interest (income)                              (7,724)         (9,516)
       Interest expense                                  287             505
                                                ------------    ------------

             Total other (income) and expense         (6,347)         (8,076)
                                                ------------    ------------

                Net loss before taxes                108,784         674,666
                                                ------------    ------------

                Income taxes                            --              --
                                                ------------    ------------

                Net loss                        $    108,784    $    674,666
                                                ============    ============

Net loss per common share - Basic               $      0.006    $      0.041
                                                ============    ============

Weighted average number of
   common shares - Basic                          19,438,747      16,526,242
                                                ============    ============

Net loss per common share - Diluted             $      0.005    $      0.034
                                                ============    ============

Weighted average number of
       common shares - Diluted                    23,550,268      19,693,755
                                                ============    ============



   The accompanying notes are an integral part of these financial statements.


                                      F2-2

                                VHS NETWORK, INC.

               Consolidated Statements of Operations for the three
          months and nine months ended September 30, 2000 and 1999, and the year ended December 31, 1999 (continued)

                                               Three months   Nine months
                                                  ended          ended       Year ended
                                               September 30,  September 30, December 31,
                                                   1999           1999          1999
                                                -----------   -----------   -----------
                                                (unaudited)   (unaudited)
Income:
       Sales                                    $      --     $      --     $      --
                                                -----------   -----------   -----------

Operating Expenses:
       Agency fees                                    5,250         9,190         9,190
       Salaries and wages payable - officers           --            --          71,500
       Consulting fees                                2,418         4,505        52,833
       General and administrative                       159           624           686
       Management fees                                 --         336,000       336,000
       Professional fees                             18,168        18,168        18,168
       Office expense-China                            --            --            --
       Depreciation and amortization expense           --            --            --
       Non-recurring expense                           --            --          37,000
                                                -----------   -----------   -----------

             Total operating expenses                25,995       368,487       525,377
                                                -----------   -----------   -----------

Other (Income) and Expenses:
       Currency exchange (gain)/loss                   --            --            --
       Interest (income)                               --            --            --
       Interest expense                                --            --            --
                                                -----------   -----------   -----------

             Total other (income) and expense          --            --            --
                                                -----------   -----------   -----------

                Net loss before taxes                25,995       368,487       525,377
                                                -----------   -----------   -----------

                Income taxes                           --            --            --
                                                -----------   -----------   -----------

                Net loss                        $    25,995   $   368,487   $   525,377
                                                ===========   ===========   ===========

Net loss per common share - Basic               $     0.002   $     0.035   $     0.050
                                                ===========   ===========   ===========

Weighted average number of
   common shares - Basic                         10,429,435    10,429,435    10,432,175
                                                ===========   ===========   ===========

Net loss per common share - Diluted             $     0.002   $     0.034   $     0.048
                                                ===========   ===========   ===========

Weighted average number of
       common shares - Diluted                   10,984,435    10,885,357    10,864,380
                                                ===========   ===========   ===========


   The accompanying notes are an integral part of these financial statements.


                                      F2-3

                                VHS NETWORK, INC.

                 Consolidated Statements of Shareholders' Equity
            for the nine months ended September 30, 2000 (unaudited)
                      and the year ended December 31, 1999

                                        Common                    Preferred           Additional    Accumulated
                                        Stock                       Stock           paid-in-capital   Deficit         Total
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------
                                Shares        Amount         Shares       Amount

Balance December 31, 1998      10,429,435   $    10,429          --     $      --     $ 1,181,670   $(2,677,651)   $(1,485,552)
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Common stock issued for
  services                        500,000           500          --            --          49,500          --           50,000

Net loss for the period              --            --            --            --            --        (525,377)      (525,377)
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance December 31, 1999      10,929,435        10,929          --            --       1,231,170    (3,203,028)    (1,960,929)
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Sale of common stock            2,083,333         2,083          --            --         947,917          --          950,000

Conversion of note payables     2,500,000         2,500          --            --         863,368          --          865,868

Common stock issued for
  services                          7,500             7          --            --             743          --              750

Net loss for the period              --            --            --            --            --        (103,727)      (103,727)
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance  March 31, 2000        15,520,268        15,519          --            --       3,043,198    (3,306,755)      (248,038)
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Sale of common stock              550,000           550          --            --         109,450          --          110,000

Acquisition of China
  e-mall Corp                   2,100,000         2,100          --            --          21,900          --           24,000

Acquisition of Exodus
  Acquisition Corp                500,000           500          --            --         124,500          --          125,000

Conversion of debt into
  common stock                     10,000            10          --            --          21,990          --           22,000

Common stock issued for
  services                         50,000            50          --            --          24,950          --           25,000

Exercise of warrants              250,000           250          --            --         104,750          --          105,000

Net loss for the period              --            --            --            --            --        (462,155)      (462,155)
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance  June 30, 2000         18,980,268        18,979          --            --       3,450,738    (3,768,910)      (299,193)
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Common stock issued for
  compensation                    555,000           555          --            --          70,945          --           71,500

Net loss for the period              --            --            --            --            --        (108,784)      (108,784)
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance September 30,2000      19,535,268   $    19,534          --     $      --     $ 3,521,683   $(3,877,694)   $  (336,477)
                              ===========   ===========   ===========   ===========   ===========   ===========    ===========


   The accompanying notes are an integral part of these financial statements.


                                      F2-4

                                VHS NETWORK, INC.

                      Consolidated Statements of Cash Flows
              for the six months ended September 30, 2000 and 1999,
                      and the year ended December 31, 1999

                                                     Nine months   Nine months
                                                       ended          ended        Year ended
                                                    September 30,  September 30,   December 31,
                                                        2000           1999           1999
                                                     -----------    -----------    -----------
                                                     (unaudited)    (unaudited)

    Net income (loss)                                $  (674,666)   $  (368,487)   $  (525,377)
    Common stock issued for services                      25,750           --           50,000
    Acquisition of Exodus Corporation                    125,000           --             --
    Amortization of intangible assets                      3,669           --             --
    Depreciation and amortization                          1,419           --             --
                                                     -----------    -----------    -----------

                                                        (518,828)      (368,487)      (475,377)


Cash flow from operating activities:
    Changes in assets and liabilities
       Other receivables                             $   (11,717)        11,000    $    11,000
       Accounts payable                                  (12,951)        25,243         24,025
       Salaries and wages payable - officers                --             --           71,500
       Accrued expenses                                  (37,000)          --           37,000
                                                     -----------    -----------    -----------

         Cash flow generated by (used in)
          operating activities                       $  (580,496)   $  (332,244)   $  (331,852)
                                                     -----------    -----------    -----------

Cash flow from investing activities:

    Purchase of furniture and equipment              $   (18,940)   $      --      $      --
                                                     -----------    -----------    -----------

         Net cash generated by (used in)
          investing activities                       $   (18,940)   $      --      $      --
                                                     -----------    -----------    -----------


Cash flow from financing activities:

    Borrowings under notes payable - related party   $   220,000        314,194    $   314,194
    Payments on notes payable -related party            (720,973)          --             --
    Proceeds from exercise of warrants                   105,000           --             --
    Proceeds from sale of common stock                 1,060,000           --             --
                                                     -----------    -----------    -----------

         Net cash generated by (used in)
          financing activities                       $   664,027    $   314,194    $   314,194
                                                     -----------    -----------    -----------

         Net increase (decrease) in cash
          and cash equivalents                            64,591        (18,050)       (17,658)

         Balance at beginning of period                      533         18,191         18,191
                                                     -----------    -----------    -----------

         Balance at end of period                    $    65,124    $       141    $       533
                                                     ===========    ===========    ===========


Supplementary disclosure:

    Cash paid for interest                           $       505    $      --      $      --
                                                     -----------    -----------    -----------

    Cash paid for taxes                              $      --      $      --      $      --
                                                     -----------    -----------    -----------

    Conversion of payables into common stock         $    93,500    $      --      $      --
                                                     -----------    -----------    -----------

    Conversion of notes payable - related party
          into comm$n stock                          $   865,868    $      --      $      --
                                                     -----------    -----------    -----------

    Common stock issued for acquisitions             $   149,000    $      --      $      --
                                                     -----------    -----------    -----------

    Common stock issued for services                 $    25,750    $      --      $    50,000
                                                     -----------    -----------    -----------


    The accompanying notes are an integral part of these financial statements


                                      F2-5

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


1.       NATURE OF OPERATIONS

         Company History
         ---------------

         VHS Network, Inc. (the "Company") was incorporated in the State of Florida on December 18, 1995 as Ronden Vending Corp. On December 24, 1996, the Company incorporated a wholly owned subsidiary called Ronden Acquisition, Inc. a Florida corporation. Ronden Acquisition, Inc. then merged with Video Home Shopping, Inc. (a Tennessee corporation), and Ronden Acquisition, Inc. was the surviving Florida Corporation. In 1996, Video Home Shopping, Inc. was a network marketing and distribution company which offered a wide range of products and services to consumers through the medium of video tape, however, after the merger the Company decided not to continue with the network marketing and distribution operations of Video Home Shopping, Inc. of Tennessee.

         On January 9, 1997, articles of merger were filed for the Company as the surviving corporation of a merger between the Company and its wholly owned subsidiary Ronden Acquisitions, Inc. This step completed the forward triangular merger between Video Home Shopping, Inc., Ronden Acquisition, Inc. and the Company.

         On January 9, 1997, articles of amendment were filed to change the name of the Company from Ronden Vending Corp. to VHS Network, Inc. On April 9, 1997, the Company incorporated VHS Acquisition, Inc. as a wholly owned subsidiary.

         In April 1997, the Company was restructured by way of a reverse take-over involving its wholly owned subsidiary, VHS Acquisition, Inc. a Florida company, and VHS Network Inc., a Manitoba and Canadian controlled private corporation. Pursuant to the reverse take-over, the sole shareholder of VHS Network Inc., Groupmark Canada Limited, received 400,000 shares of the Company's common stock and a secured promissory note for US$500,000 and became the controlling shareholder of the Company. In 1998, the promissory note for $500,000 was converted into 5,000,000 common shares.

         On April 12, 2000, the Company acquired all the outstanding common shares of China eMall Corporation, an Ontario private company. This represents a 100% interest in the voting stock of China eMall Corporation.


                                      F2-6

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


1.       NATURE OF OPERATIONS (continued)

         Operations
         ----------

         During 1999, the Company has been repositioning itself to identify technologies and market opportunities in the United States, Canada and abroad in Internet and electronic commerce interactive media, and SmartCARD loyalty marketing. The Company will operate and/or develop two lines of business as follows:

         China eMall Corporation ("China eMall"): Through its acquired subsidiary, China eMall Corporation, an Ontario, Canada corporation, the Company provides Internet marketing and information services to facilitate trade between Chinese and western businesses. The Company's primary focus will be to establish an on-line presence to facilitate the export of Chinese products. Through its multi-functional portal, Chinese suppliers can post their products and services in a format that is easy for searching, quoting and tracking, and that gives a western buyer access to multiple suppliers for the best quality and price, and direct communication. Realizing the difference in business culture and financial systems, China eMall will allocate substantial amount of resources in assisting in the communications, export/import processing, financial transaction and product services. China eMall's business will make use of Internet technology to speed up the export process and broaden the sales channels for Chinese goods and services, and more importantly, bring customers into direct contact with Chinese producers who can constantly upgrade their products to meet customers' needs. China eMall has an agreement with Wangfujing Department Store Ltd., a large Chinese retailer, as its prime product supplier.

         SmartCARD: The Company is developing computer chip-based plastic access cards that utilize proprietary SmartCARD technology, which is licensed from Groupmark Canada Limited, a related party. This technology enables the cards to be used for identification purposes and as debit or charge cards. The Company intends to focus its marketing efforts on companies that wish to distribute these cards to their customers as a reward for their loyalty. Groupmark Canada Limited owns the registered trademark "SmartCARD" in Canada and has a pending application in the United States. Groupmark Canada has granted the Company a license to use the trademark "SmartCARD." Pursuant to the terms of the license agreement, the Company will pay to Groupmark a royalty of 5% of net sales of products using the SmartCARD trademark and technology.


                                      F2-7

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The following is a summary of the significant accounting policies followed in the preparation of these consolidated financial statements.

         Principles of Consolidation
         ---------------------------

         The consolidated financial statements include the accounts of the Company and all of its subsidiary companies. Intercompany accounts and transactions have been eliminated on consolidation.

         Cash and Cash Equivalents
         -------------------------

         Cash and cash equivalents consist of cash on hand and cash deposited with financial institutions, including money market accounts, and commercial paper purchased with an original maturity of three months or less.

         Concentration of Cash
         ---------------------

         The Company at times maintains cash balances in accounts that are not fully federally insured. Uninsured balances as of September 30, 2000 and December 31, 1999 were $65,124 and $533, respectively.

         Inventories
         -----------

         Inventories are stated at the lower of cost (first in, first out method) or market.


                                      F2-8

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Stock-based Compensation
         ------------------------

         The Company accounts for its stock-based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25. In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has determined that it will not change to the fair value method and will continue to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions.

         Property and Equipment
         ----------------------

         Property and equipment are stated at cost or, in the case of leased assets under capital leases, at the present value of future lease payments at inception of the lease. Major improvements that materially extend the useful life of property are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets, which range from three to seven years. Leasehold improvements and leased assets under capital leases are amortized over the life of the asset or the period of the respective lease using the straight-line method, whichever is the shortest. Expenditures for repairs and maintenance are charged to expense as incurred.

         Income Taxes
         ------------

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of deferred taxes related to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

         Foreign Currency Translation
         ----------------------------

         Transactions are translated into the functional currency at the exchange rates in effect at the time the transactions occur. Exchange gains and losses arising on translation are included in the operating results for the year.


                                      F2-9

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Revenue
         -------

         Sales are recorded for products upon shipment of product to customers and transfer of title under standard commercial terms.

         Comprehensive Income
         --------------------

         In 1999, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available for sale marketable securities and is presented in the consolidated statements of shareholders' equity and comprehensive income. SFAS No. 130 requires only additional disclosures in the consolidated financial statements and does not affect the Company's financial position or results of operations. The Company does not have elements of comprehensive income for the three and nine months ended September 30, 2000 and for the year ended December 31, 1999.

         Income (loss) per common share
         ------------------------------

         Income (loss) per common share is computed on the weighted average number of common or common and common equivalent shares outstanding during each year. Basic Earnings-per-Share ("EPS") is computed as net income (loss) applicable to common stockholders' divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities when the effect would be dilutive.

         Long-lived assets
         -----------------

         In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, the Company reviews the carrying value of its long-lived assets and identifiable intangibles for possible impairment whenever events or changes in circumstances indicate the carrying amount of assets to be held and used may not be recoverable.


                                     F2-10

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Use of Estimates
         ----------------

         The preparation of the financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could significantly differ from those estimates.

         Advertising Costs
         -----------------

         The Company expenses advertising costs as they are incurred. Advertising costs for the three and nine month period ending September 30, 2000 were $44,231 and $45,390, respectively. The Company did not incur any advertising costs during the year ended December 31, 1999.

         Recently Issued Accounting Pronouncements
         -----------------------------------------

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires recognition of all derivative financial instruments as either assets or liabilities in consolidated balance sheets at fair value and determines the method(s) of gain/loss recognition. The FASB issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133" in June 1999 to defer the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. The Company did not have any derivative instruments or engage in hedging activities during the nine month period ended September 30, 2000.

         Intangibles
         -----------

         Intangible   assets  are   recorded  at  cost.   Capitalized   web-site
         development costs associated with the purchase of China eMall is amortized on a straight-line basis over a period of 3 years.


                                     F2-11

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


3.       INVENTORIES

         On April 29, 1998, the Company acquired approximately 32,000 sets of printed art reproductions. Each set consists of four full-color lithograph prints from "The Andover Series" by artist Jim Perleberg. Each image has a title narrative printed in the margin and is re-signed, in the plate, by the artist. The management of the Company have evaluated the market value of the prints and determined that the market value of the prints is not below their acquisition. The prints are by a noted artist, and the original Andover Series S/N Limited Edition lithographs were fully sold.

         The Company acquired these sets of prints in exchange for 1,399,992 shares of its common stock valued at $139,999. The Company will be offering these prints for sale through its own web site and other Internet web sites.

4.       INCOME TAXES

         No provision for federal and state taxes has been recorded for the three and nine month period ending September 30, 2000 or for the year ended December 31, 1999, since the Company incurred net operating losses for these periods. Due to the uncertainty surrounding the realization of deferred tax assets, the Company has recorded a valuation allowance against its net deferred tax asset.

5.       STOCKHOLDERS' EQUITY

         Common Stock
         ------------

         In December 1999, the Company commenced a private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933 and section 203 (t) of the Pennsylvania Securities Act of 1972. As of September 30, 2000, the Company has sold 2,583,333 shares for $1,000,000, completing the full offering.

         On April 12, 2000, the Company sold 550,000 shares of its common stock for $110,000, which included warrants to purchase 1,225,000 shares of its common stock at exercise prices ranging from $0.35 to $0.95. All warrants expire on or before 180 days from the date of issuance. On May 3, 2000, the Company issued 250,000 shares of its common stock for $105,000 pursuant to the exercise terms of the warrants.

         The Company has issued 57,500 shares of its common stock in lieu of cash payments for the settlement of liabilities and services rendered to the Company by various consultants.


                                     F2-12

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


6.       STOCK OPTIONS

         In 1997, the Company granted stock options to two executive officers. The options were granted at the fair market value of the stock as determined by the Board of Directors. Stock options were granted to purchase 750,000 common shares at $0.30 per share. The options are immediately vested and expire on December 31, 2001.

         In 1998, the Company granted stock options to two executive officers and a member of the board. The stock options were non-qualified stock options. The options were granted at the fair market value of the stock as determined by the Board of Directors. Stock options were granted to purchase a total of 1,250,000 common shares at $0.40 per share. The options are immediately vested and expire on December 31, 2002.

7.       RELATED PARTY TRANSACTIONS

         Groupmark Canada Limited
         ------------------------

         In 1997, the Company entered into a management service agreement with Groupmark Canada Limited ("Groupmark"), of which the Chairman and Chief Executive Officer of the Company is the sole shareholder. Under this agreement, Groupmark provides the Company all management, daily administrative functions, financial and business advisory services.
         Groupmark  was  also   contracted   to  assist  in  the   technological
         development of the "SmartCARD." Contractually, charges for these services are not to exceed $56,000 per month. The Company has incurred $220,000 in management fees during the nine-month period ending September 30, 2000.

         Amounts due Groupmark pursuant to this management service agreement as of September 30, 2000 and December 31, 1999 are $257,027 and $1,645,868, respectively. Groupmark has the option to accept payment by way of the Company's common stock at fair market value in lieu of cash. In March 2000, Groupmark converted $865,868 of the amounts due it under the management service agreement into 2,500,000 shares of the Company's common stock.


                                     F2-13

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


         Transactions with Corporate Officers and Directors
         --------------------------------------------------

         On October 13, 1999 the Board of Directors approved issuance of 370,000 and 185,000 shares of the Company's common stock to the Chief Executive Officer and Chief Financial Officer, respectively. The grants of common stock were made in lieu of cash compensation. The total market value of the common stock on the date of grant was $71,500. The shares were issued to these two individuals in July 2000.

8.       COMMITMENTS AND CONTINGENCIES

         Legal
         -----

         The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

         Video Home Shopping, Inc., a Tennessee Corporation
         --------------------------------------------------

         In December 1996, the Company was merged with Video Home Shopping, Inc., a Tennessee corporation. Subsequent to the merger, the new management of the Company decided not to continue with the business operations of Video Home Shopping, Inc.

         This reserve has been allocated as a result of a potential liability of the Company to the Internal Revenue Service (IRS). Management discovered from reviewing the 1996 financial statements of Video Home Shopping, Inc., a predecessor to the Company, of the nature of this liability. The footnotes to these financial statement stated the following:

                "The Company has outstanding payroll taxes totaling $ 206,385 as of July 31, 1996. The outstanding balance consists of Federal Withholdings, Social Security and Medicare taxes and Unemployment taxes for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996. The Company also did not make the necessary payroll tax deposits for the month ending July 31, 1996. Management believes the Company will be able to file and remit the outstanding payroll tax returns during the current period. As the Internal Revenue Service assesses substantial civil penalties and interest for the failure to file and remit payroll related taxes, the total amount due could increase significantly..."


                                     F2-14

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


         Management believes that these Federal Withholding taxes, Social Security and Medicare taxes, employer's taxes, and other payroll taxes may not have been remitted to date, however, the Company has not been able to confirm whether or not payment was made.

         Furthermore, in March 2000, the Company learned of an IRS investigation relating to the affairs of a former principal of Video Home Shopping Inc. The Company learned of this investigation from its transfer agent, and has not been contacted by the IRS. Management of the Company has, however, contacted the IRS for information and has no indication that the investigation concerns the Company directly. Management, nevertheless, believes that said IRS investigation may relate, in part, to these unpaid federal Withholding taxes, Social Security and Medicare taxes, employer's taxes, and other payroll taxes. While management views that any liability in this regard is the responsibility of the former principal of Video Home Shopping, Inc. and is not necessarily the liability of the Company, out of prudence, the Company has continued to provide for a reserve of $350,000 to provide for the possibility of such liability to the IRS. Management is currently in process of determining the course of further action regarding this liability.

         Going Concern Uncertainties
         ---------------------------

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced recurring operating losses and negative cash flows from operations. The Company's continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity financing.

         In view of these matters, management believes that actions presently being taken to expand the Company's operations and to continue its web-site development activity provide the opportunity for the Company to return to profitability. The continued focus on strategic technological investments will improve the Company's cash flow, profitability, and ability to raise additional capital so that it can meet its strategic objectives.

         Management raised additional capital, $1,165,000 during the six months ended June 30, 2000, and is currently in the process of negotiating additional equity financing with potential investors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                     F2-15

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


9.       Acquisitions

         Acquisition of China eMall Corporation
         --------------------------------------

         On April 12, 2000, the Company completed the acquisition of all outstanding common shares of China eMall Corporation, ("eMall") an e-commerce company, through the issuance of 2,100,000 shares of the Company's common stock, which had a market value of $1,181,250. eMall has Preferred Stock outstanding that is convertible into 4,015,000 shares of the Company's common stock. The Company has a 100% interest in the voting stock of China eMall because of this transaction. The Preferred Stock of eMall is non-voting, and it is convertible into the Company's common stock at the discretion of the holders of eMall
         Preferred Stock. The eMall Preferred Stock can be redeemed by the Company at the earlier of: (a) three years from the date on which a registration statement for the Common shares of the Company is filed with the Securities and Exchange Commission in the US; or (b) five years from the date of issue, (April 12, 2000). The historical operations of eMall before the date of the acquisition were deminimis.

         The eMall acquisition transaction was substantively an asset acquisition (i.e., Domain name and a business plan) rather than a business combination. eMall has an absence of historical revenues or significant operating expenses and no tangible assets or liabilities. Intangible assets of eMall consist of capitalized web-site development costs, which had a book value of $24,000.

         The eMall acquisition transaction has been accounted for under provisions of SAB 48, and accordingly no intangible assets (e.g., goodwill) have been recorded. The purchase price is based on the book value of the assets acquired which were $24,000 for the capitalized web-site development costs. The web-site development costs are being amortized over 3 years on a straight-line basis.

         Acquisition of Exodus Acquisition Corporation
         ---------------------------------------------

         In May 2000, the Company acquired Exodus Acquisition Corporation, a California corporation, and a fully reporting company under regulation 12(g) of the Securities Exchange Act of 1934. Exodus has no material assets or liabilities, and had no prior operations. Under terms of the acquisition, the Company issued 500,000 shares of the Company's common stock, (having a market value of $125,000) for all the outstanding shares of Exodus Acquisition Corporation. The acquisition was accounted for using the purchase method of accounting. To conclude this transaction, the Company incurred $90,070 in acquisition related expenses. The total costs associated with the acquisition of Exodus were $215,070, and are classified as non-recurring expenses in the statement of operations. There is no goodwill recorded as a result of this acquisition. The historical operations of Exodus before the date of acquisition were deminimis.


                                     F2-16

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                               September 30, 2000


10.      Intangible Assets

         Intangible assets at September 30, 2000 consist of the following:

                  Domain name                        $      24,000

                  Less: Accumulated amortization            (3,669)
                                                     --------------
                                                     $      20,331

         Amortization expense for the three and nine months ending September 30, 2000 was $2,001 and $3,669, respectively.

11.      Registration Statement

         On October 26, 2000, the Company filed an amendment to their Registration Statement, Form SB-2, pertaining to the sale of 9,657,500 shares of its common stock, of which 4,392,500 shares are issued and outstanding, and 5,265,000 shares are issuable upon exercise of options, warrants and other conversion privileges to acquire common stock. The shares were issued, or are issuable upon conversion or exercise of securities, which were issued, by the Company in private placement transactions. The Securities and Exchange Commission is currently reviewing the Registration Statement filing.


                                     F2-17

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

VHSN's articles of incorporation and by-laws provide that the company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director or officer of VHSN, or is or was serving at the request of VHSN as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and may indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was an employee or agent of VHSN or is or was serving at the request of VHSN as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of VHSN, in accordance with, and to the full extent permitted by law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Table 8 provides a break down of all expenses of this offering. None of the expenses will be paid by the Selling Securityholders.

              Table 8

              ---------------------------------------- ---------------------
              Item                                     Cost

              ---------------------------------------- ---------------------
              Registration Fee                         $547.32
              ---------------------------------------- ---------------------
              Federal Taxes                            0
              ---------------------------------------- ---------------------
              State Taxes and Fees                     0
              ---------------------------------------- ---------------------
              Transfer Agent's Fees                    0
              ---------------------------------------- ---------------------
              Printing and Engraving*                  $5,000
              ---------------------------------------- ---------------------
              Legal Fees*                              $25,000
              ---------------------------------------- ---------------------
              Accounting Fees*                         $10,000
              ---------------------------------------- ---------------------
              * estimated amount

RECENT SALES OF UNREGISTERED SECURITIES

Starting in April, 1997 and continuing into 1998, VHSN, under its current management continued an offering pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933. Each purchaser completed a subscription agreement. VHSN raised a total of $416,492 pursuant to this offering with the issuance of common shares as shown below.

                Purchaser                                   Number of Shares
                ---------                                   ----------------
                Tomorrow's Stock Today, Inc.                945,000
                Robert Seary                                759,000
                Dana Sieber                                 650,000
                Thomas Michael Vitucci                      700,000

On May 8, 1998, VHSN issued 5,000,000 common shares to Groupmark Canada Limited based on a price of $0.10 per share in full satisfaction of an outstanding promissory note in the amount of $500,000. The exemption from registration relied on by VHSN is Regulation S promulgated under the Securities Act of 1933, as amended. The promissory note had been issued to Groupmark Canada Limited for non cash consideration as part of the consideration received by Groupmark when it sold all the shares of VHS Network Inc. (a Manitoba corporation) to VHS Acquisition Inc. in April 1997.

On May 14, 1998, VHSN issued 1,399,992 common shares to Rogue-Mountain Corp. in an arm's length transaction for the purchase of inventory for resale valued at $139,999. The inventory consists of full colour lithographic prints from a sold out limited edition release, "The Andover Series" by artist Jim Perleberg. As of October 18, 2000 none of this inventory has been sold. The exemption relied on by VHSN is section 4(6) of the Securities Act of 1933, as amended.

On October 13, 1999 the directors passed a resolution to issue 370,000 common shares to Elwin D. Cathcart and 185,000 common shares to David Smelsky in lieu of salary as officers of VHSN. The exemption from registration relied on by VHSN is Regulation S promulgated under the Securities Act of 1933, as amended. The share certificates were issued in July, 2000.

In December, 1999 VHSN commenced another offering pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933 to raise a maximum of $1,000,000. On December 20, 1999, VHSN issued 150,000 common shares to Steven Rossi and 350,000 common shares to Kevin Waltzner as payment for consulting services rendered to VHSN pursuant to consulting agreements dated December 20, 1999, and December 16, 1999, respectively. The exemptions from registration relied on are provided by Rule 504 of Regulation D, promulgated under the Securities Act of 1933, as amended and section 203 (t) of the Pennsylvania
Securities Act of 1972, as amended. During the first three months of 2000 VHSN issued 2,083,333 common shares to Paul Winters at prices of $0.10 and $0.60 for aggregate proceeds of $950,000. The purchaser was provided with a private placement memorandum, completed an investor questionnaire and a subscription agreement. This private placement was made in reliance on the exemption from registration provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and section 203 (t) of the Pennsylvania Securities Act of 1972, as amended. Shares sold pursuant to this 504 offering are summarized below.

          Purchaser                     Number of Shares               Price
          ---------                     ----------------               -----
          Steven Rossi                  150,000                        $0.10
          Kevin Waltzner                350,000                        $0.10
          Paul Winters                  600,000                        $0.10
          Paul Winters                  1,483,333                      $0.60

On April 12, 2000 pursuant to a share exchange agreement for the acquisition of China eMall Corporation, VHSN issued 2,100,000 common shares and further allotted 4,015,000 common shares for issuance on exchange of the Class B Special Shares of China eMall for common shares of VHSN. The holders of the Class B
Special Shares can exchange any or all of their Class B Special Shares for common shares of VHSN at any time however if any Class B Special Shares remain issued and outstanding after the expiration of the earlier of (A) three years from the date on which a Form SB-2 or similar filing has been filed with the SEC with respect to the common shares of VHSN and the SEC has reach a position of no further comment, and (B) five years after which such Exchangeable Shares were issued, then China eMall Corporation may redeem the Class B Special Shares on payment of one common share of VHSN for each Class B Special Share. The exemption from registration relied on by VHSN is Regulation S promulgated under the Securities Act of 1933, as amended.

The 2,100,000 shares were issued as follows:

              Purchaser                              Number of Shares
              ---------                              ----------------
              Gang Chai                                 350,000
              Qin Lu Chai                               350,000
              Qing Wang                                 350,000
              Tai Xue Shi                               350,000
              Forte Management Corp.                    700,000

The 4,015,000 Class B Special Shares of China eMall Corporation were issued as follows:

              Purchaser                            Number of Shares
              ---------                            ----------------
              Gang Chai                                 698,502
              Qin Lu Chai                               698,498
              Qing Wang                                 672,000
              Tai Xue Shi                               672,000
              Charles He                                1,274,000

In April, 2000 VHSN issued 50,000 common shares to Alexander Stewart for the provision of legal services. The shares were valued at $0.50 and were issued in reliance upon the exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended.

In April, 2000 VHSN completed a private placement with Forte Management Corp. a non-US investor operating outside the United States for the issuance of 550,000 common shares and 1,225,000 share purchase warrants for proceeds of $110,000. The warrants have the following expirations dates and exercise prices.

    Number of Warrants                  Expiration Date         Exercise Price
    ------------------                  ---------------         --------------
        400,000                          June 12, 2000             $0.35
        500,000                          July 11, 2000             $0.50
        200,00                           August 10, 2000           $0.60
        125,000                          October 9, 2000           $0.95

As of the date hereof 250,000 warrants have been exercised for proceeds of $105,000 to VHSN.

In March, 2000 VHSN issued 2,500,000 common shares to Groupmark Canada Limited in settlement of $865,868 owing under the management services agreement between VHSN and Groupmark. VHSN relied upon the exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended.

On May 6, 2000 VHSN acquired all the issued and outstanding shares of Exodus Acquisition Corporation pursuant to an Agreement of Plan of Reorganization wherein the shareholders of Exodus, BAC Consulting Corporation, received 500,000 common shares of VHSN. VHSN relied upon exemption from registration under Rule 145 promulgated under the Securities Act of 1933, as amended.

On May 5, 2000 VHSN issued 10,000 common shares to David Johnston in partial settlement of an action brought by David Johnston against VHSN.

On October 19, 2000 VHSN issued an aggregate of 25,000 common shares to Patricia Gajewski, John O. Beicher and Philip C. Anderson in partial settlement of an outstanding debt.

                                 EXHIBIT INDEX

2.1 Agreement and Plan of Reorganization between VHS Network, Inc. and Exodus Acquisition Corporation, dated May 6, 2000.*

3.1      Articles of Incorporation for VHS Network, Inc.*

3.2 Articles of Merger for VHS Network, Inc. (Exhibit A referred to in the Articles of Merger of VHS Network, Inc. is filed as a separate document as Exhibit 10.6 hereof)*

3.3      Articles of Amendment for VHS Network, Inc.*

3.4      By-laws of VHS Network, Inc.*

4.1      Specimen Stock Certificate.*

5.1 Opinion of legal counsel on the legality of the securities being issued stating that when sold they will be legally issued, fully paid and non-assessable.*

10.1 Share Exchange Agreement made April 12, 2000 among VHS Network, Inc., China eMall Corporation, Gang Chai, Qin Lu Chai, Uphill Capital Inc., Charles He, Qing Wang and Forte Management Corp.*

10.2     Consulting   Services   Agreement  between  VHS  Network,   Inc.,  G.C.
         Consulting and Investment Corp. and Gang Chai.*

10.3 Licence Agreement between Groupmark Canada Limited and VHS Network, Inc. dated January 1, 2000.*

10.4 Management Services Agreement between VHSN and Groupmark Canada Limited dated April 1997.*

10.5 Stephen Rossi Consulting Agreement between VHS Network, Inc. and Stephen Rossi dated December 20, 1999.*

10.6 Agreement and Plan of Merger dated as of December 26, 1996 made among Ronden Vending Corp., Ronden Acquisition, Inc., Video Home Shopping, Inc. (a Tennessee corporation), Progressive Media Group, Inc. and Pamela Wilkerson.*

10.7 Agreement and Plan of Merger dated as of December 30, 1996 between Ronden Vending Corp. and Ronden Acquisition, Inc.*

10.8 Agreement and Plan of Reorganization dated April 10, 1997 among VHS Network, Inc. and VHS Acquisition, Inc. and VHS Network (Canada), Inc.*

10.9     Schedules to Exhibit 10.1*

16.1     Letter from Weinberg & Company.*

21.1 List of subsidiaries, jurisdiction of incorporation and business names.*

23.1 Consent of lawyer giving opinion to be used herein. (Included in Exhibit 5.1)*

23.2     Consent of Berg & Company, LLP.

27.1     Financial Data Schedule.*

*   Previously filed

                                  UNDERTAKINGS

VHSN hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the 'Act');

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

(iii) include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering of those securities.

(3) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1) or (4), or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Ontario, Canada on the 14th day of February, 2001.

                                VHS NETWORK, INC.

                             Per: /s/ Elwin Cathcart
                                  -------------------
                                      Elwin Cathcart, Chief Executive Officer

Dated: February 14, 2001          /s/ Elwin Cathcart
                                  ------------------
                                      Elwin Cathcart, Director, Chairman and
                                      Chief Executive Officer

Dated: February 14, 2001          /s/ David Smelsky
                                  -----------------
                                      David Smelsky, Director and Secretary

Dated: February 14, 2001          /s/ Thomas Roberts
                                  ------------------
                                      Thomas Roberts, Director

Dated: February 14, 2001          /s/ Gang Chai
                                  -------------
                                      Gang Chai, Director and COO